As filed with the Securities and Exchange Commission on June 23, 2017	on Registration No. 333-218013

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

FORM S-1/A

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SKYWOLF WIND TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

New York	3511	80-0631209
State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

156 Court Street

Geneseo, NY 14454

(585) 447-9135

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Gerald Brock

156 Court Street

Geneseo, NY 14454

(585) 447-9135

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to

Lee W. Cassidy, Esq.

Cassidy & Associates

9454 Wilshire Boulevard

Suite 612

Beverly Hills, California 90212

Tel: (949) 673-4510, Fax: (949) 673-4525

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (4)
Common stock, par value $.001 per share	1,500,000 Shares	$2.00	$3,000,000	$347.70

(1)	This Registration Statement covers a direct public offering by the Company of up to 1,500,000 shares of our common stock.

(2)	This Registration Statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Estimated in accordance with Rule 457(a) of the Securities Act solely for the purposes of calculating the registration fee based upon a bona fide estimate of the maximum offering price.

(4)	Previously paid by electronic transfer.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until this registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 23, 2017

EXPLANATORY NOTE

This Registration Statement contains a prospectus regarding our offering of an aggregate of 1,500,000 shares in a direct public offering (the “Direct Public Offering Prospectus”). Should all shares being offered by the Company hereunder be sold, the Company would receive an aggregate of $3,000,000, comprised of 1,500,000 newly issued shares, at an offering price of $2.00 per share.

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SKYWOLF WIND TURBINE CORPORATION

PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

We are offering for sale up to 1,500,000 shares of our common stock (the “Shares”) with an offering price of $2.00 per Share (the “Offering”). This Offering shall be conducted by the Company in a direct offering. Should all Shares being offered by the Company hereunder be sold, the Company would receive an aggregate of $3,000,000 at an offering price of $2.00 per Share. There is no minimum number of Shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered Shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our officers and directors will attempt to sell the Shares. This Prospectus will permit our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares they may sell. The Offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. In offering the securities on our behalf, our Officers and Directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange of 1934.

SkyWolf Wind Turbine Corporation is an early stage company and currently has limited operations. Any investment in the securities offered herein involves a high degree of risk. You should only purchase securities if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for SkyWolf Wind Turbine Corporation which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Prior to this Offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

This prospectus covers the primary direct public offering by the Company of 1,500,000 shares of common stock.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 10 HEREOF BEFORE BUYING ANY SHARES OF SKYWOLF WIND TURBINE CORPORATION’S COMMON STOCK.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

SkyWolf Wind Turbine Corporation

156 Court Street

Geneseo, NY 14454

(585) 447-9135

Prospectus dated June 23, 2017

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You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the common stock of SkyWolf Wind Turbine Corporation (referred to herein as the “Company,” “we,” “our,” and “us”). You should carefully read the entire Prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the accompanying financial statements and notes before making an investment decision.

Corporate History and General Information about the Company

SkyWolf Wind Turbine Corporation (the “Company”) is an early-stage company which was incorporated under the laws of the State of New York on August 3, 2010 and was formerly known as Brock Renewable Energy Research & Development Corporation prior to the Company completing a name change in March 2011. The Company is engaged in the business of the development and commercialization of wind turbines and other renewable energy technologies. Specifically, the Company is the designer, manufacturer, and supplier of a patented Solar Hybrid Diffused Augmented Wind Turbine (HDAWT), a product that uses renewable wind and solar energy sources combined in one turbine.

The Company is located at 156 Court Street, Geneseo, New York 14454. The Company’s main phone number is (585) 447-9135. The Company’s fiscal year end is December 31. The Company has not filed for bankruptcy, receivership or any similar proceedings nor is in the process of filing for bankruptcy, receivership or any similar proceedings.

Summary of the Business and Operations

Company Introduction

SkyWolf sells its patented Solar Hybrid Wind Turbine System, which we believe is the ultimate renewable energy product. Our HDAWT is designed to extract energy from both wind and sun simultaneously or individually depending on which energy source is available. In addition, it can be installed almost anywhere typically requiring only local building permits. We believe that this technology opens the door to affordable, clean power throughout the world for homeowners, farmers, municipalities, colleges, mini-grids, prisons, airports, commercial properties and in particular undeveloped countries since wind and sun energy are bountiful resources available world-wide.

The Solar Hybrid Diffused Augmented Wind Turbine on Site

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Corporate History and General Information about the Company

SkyWolf Wind Turbine Corporation (the “Company”), located at 156 Court Street, Geneseo, New York 14454, was incorporated under the laws of the State of New York on August 3, 2010 and was formerly known as Brock Renewable Energy Research & Development Corporation. The Company is the designer, manufacturer, and supplier of a patented Solar Hybrid Diffused Augmented Wind Turbine aka “The Hybrid”, which uses wind and solar energy sources combined in one unit. The Company has not filed for bankruptcy, receivership or any similar proceedings nor is in the process of filing for bankruptcy, receivership or any similar proceedings. The Company currently has six full-time employees/consultants along with several independent sales representatives. The manufacturing facility and administrative offices are located in a single 5,000 sq. ft. building where products are developed, manufactured, marketed and sold along with feasibility studies to determine optimum site location.

Business and Market Summary

After six years of research and development that resulted in three patents, we believe that SkyWolf has made a major technological breakthrough with its patented Diffused Augmented Wind Turbine design (DAWT). We believe the DAWT is capable of producing more energy output at lower wind speeds than conventional wind turbines and with a significantly smaller footprint. By reducing static pressure behind its rotor blades, we believe that the DAWT will exponentially increase efficiency and electric energy output as compared to conventional wind turbines of the same size. Adding Solar to the DAWT resulted in another patent for a Solar Hybrid Diffused Augmented Wind Turbine (HDAWT or “Hybrid”), which we believe gives SkyWolf a distinct advantage in the renewable energy market by harnessing wind and solar energy simultaneously. We believe that SkyWolf’s design addresses the pitfalls and limitations of conventional wind turbines. Specifically, we believe that consumers with extremely rural or difficult sites or a varied mix of Solar/Wind energy will greatly benefit from the Hybrid design. SkyWolf’s expected improvements over small to medium sized wind turbine competitors are listed below:

•	Current height of competitors reduced from an average of 100' to Sky Wolf's 32'.

o	No FAA permit required for SkyWolf, only a normal building permit.

o	SkyWolf only requires 100 ft2 instead of 43,560 ft2 (1.00 Acre).

•	The fan blades are enclosed in a shroud with SkyWolf which we believe;

o	Results in substantial noise reduction.

o	Eliminates sun flutter from large rotating blades.

o	Removes the liability of ice flying off fan blades and causing injury.

o	Dramatically reduces bird deaths.

•	We believe that SkyWolf reduces site issues because;

o	Increased wind speed range makes more sites viable.

o	32' height is like a tree hence much less visually challenging.

o	The small, shroud containing the blades looks appealing.

o	It can be erected on any approved building lot.

o	Maintenance is simple and cost effective at 32' (no massive crane required).

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•	We believe that SkyWolf dramatically increases efficiency because;

o	Expands the operational wind speed range from 6 - 31 mph to 5 – 60 mph.

o	Extracts at least 50% more power out of wind to make it much more affordable.

•	Adding Solar expands the number of usable sites and increases energy output.

We believe that the void in this market segment provides a unique opportunity that can be filled by SkyWolf, which we expect will set the stage for substantial market penetration and subsequent sales. We believe that the most promising aspect of SkyWolf’s technology lies in the expansion of new sales to customers who are dissatisfied with the current limitations of conventional wind turbines. Our Hybrid can extract both Wind and Solar energy simultaneously to give each customer usable power every day regardless of site location or weather. Each Hybrid unit comes with a complete integrated system that captures, converts, and monitors wind and solar energy production which can be grid-tied or connected into a battery based system (off-grid). Our product is patent protected and is the only unit in the market that combines wind and solar in a unique and innovative design. The unique properties of the Hybrid gives consumers an alternative to larger and less efficient wind turbines and/or over-sized solar arrays. The added benefit of solar panels incorporated into our hybrid design allows the generation of power over a broader range of conditions. Our competitive price point perfectly positions the Hybrid nationally and internationally in the energy market. Additional state and federal tax credits assist in the sale and value of our Hybrid in the US market. The Company has secured sales in New York State in both the agricultural and residential markets. Plus preliminary negotiations are underway in Colombia, South America, South Africa, Peru, Mexico and Europe totaling1.5 Billion dollars or more in potential sales.

Risks and Uncertainties facing the Company

As an early-stage company with a limited operating history, the Company has experienced losses since its inception. The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern. That is, the Company needs to create a source of revenue or locate additional financing in order to continue its developmental plans. As a development stage company, management of the Company has limited experience in building and selling projects similar to that planned by the Company and in marketing and distributing such projects on a broad scale.

One of the biggest challenges facing the Company is the ability to increase its sales revenue and raise adequate capital to develop and execute project opportunities.

Due to financial constraints, the Company has to date conducted limited operations. If the Company were unable to develop strong and reliable sources of funding for project opportunities, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s efforts are met with customer satisfaction in the marketplace and exhibit steady adoption of its solutions amongst the potential base of customers, neither of which are currently known or guaranteed.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board. See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

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SUMMARY OF THIS OFFERING

The Issuer	SkyWolf Wind Turbine Corporation

Securities being offered	Up to 1,500,000 shares of Common Stock is being offered for sale by the Company, this collectively represents approximately 1.9% of the currently issued and outstanding shares of the Company's Common Stock. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES.”

Per Share Price	$2.00

Duration of Offering	The Shares are offered for a period not to exceed 24 months, unless extended by our Board of Directors.

Number of shares Outstanding before the Offering	There are 75,777,750 shares of Common Stock issued and outstanding.

Net Proceeds to the Company

The Company is offering a maximum of 1,500,000 shares of Common Stock at an offering price of $2.00 per Share for net proceeds to the Company of $3,000,000. The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals. If proceeds from this offering are insufficient, we may be required to seek additional capital. No assurance can be given that we will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to us.

Use of Proceeds	We will use the proceeds to obtain both certification by the Small Wind Certification Council (SWCC), and European CE marking. Proceeds will also be used to add additional staff required to grow the company including positions in sales, marketing and administration. Proceeds will also be used for working capital and to fund Research and Development to create new applications such as a hydro unit.

Risk factors	An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

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RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Prospectus before making an investment decision with regard to our securities. The statements contained in or incorporated into this Prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our offering, if only a few persons purchase shares they could lose their investment.

Since there is no minimum with respect to the number of securities to be sold directly by the Company in this Offering, if only a few securities are sold, we may not have enough capital to sustain our business. In such an event, it is highly likely that any investment would be lost. As such, proceeds from this Offering may not be sufficient to meet the objectives we state in this Prospectus, other corporate milestones that we may set, or to avoid a “going concern” modification in future reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have to significantly decrease operating expenses, which will curtail the growth of our business.

Investing in the Company is a highly speculative investment and could result in the loss of your entire investment.

A purchase of the offered securities is significantly speculative and involves significant risks. The offered securities should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The stockholders of the Company may be unable to realize a substantial return on their purchase of the offered securities, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered securities should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

The offering price of the offered securities has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the offered securities.

Currently there is no public market for the Company’s common stock. The offering price for the offered securities has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the offered securities.

RISKS ASSOCIATED WITH OUR COMPANY’S BUSINESS

The Company has limited revenues to date.

The Company has generated limited revenues to date. Most of management’s time, and the Company’s limited resources have been spent on R&D, and developing its business strategy. Most of the activity has been centered in the following areas; researching potential opportunities, contacting prospective partners, exploring marketing contacts, establishing operations, preparing a business plan, selecting professional advisors and consultants, and seeking capital for the Company.

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The Company has limited operating history of its own, and as such, any prospective investor can only assess the Company’s profitability or performance on a limited basis to date.

Because the Company is an early-stage company with limited operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a company that only recently emerged from the development-stage, the Company may in the future still experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business. An investor will be required to make an investment decision based solely on the Company management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

The Company has a correspondingly small financial and accounting organization. Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. Once it becomes a public reporting company, the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company has only recently emerged from its status as a development-stage company, and it has limited operations to date. The Company will need to continue to generate revenue to achieve and maintain profitability. To become profitable, the Company must successfully develop and operate its product sales and marketing business. These processes involve many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues sufficient to cover operating expenses or become profitable.

The Company may not be able to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company’s ability to fund future operations through additional financing from investors and/or lenders or through the sale of its securities or through development of its operations. Due to these and other factors, there is substantial doubt of the Company’s ability to continue as a going concern.

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The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

In their audited financial report, the Company’s independent auditors have issued added an explanatory paragraph that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern. The Company anticipates that it would need substantial capital over the next 12 months to continue as a going concern to expand its operations in accordance with its current business plan.

No assurance of market acceptance.

Even if the Company successfully markets, sells and distributes technology products, there can be no assurance that the market reception will be positive for the Company or its ventures.

The widespread adoption and use of the Company’s wind turbine products will represent fundamental change in the energy industry. As with any new technology, there is a substantial risk that potential customers may not accept the potential benefits of the Company’s products. Market acceptance of Company’s products will depend, in large part, upon the ability of Company to demonstrate the performance advantages and cost-effectiveness of its products over competing products. There can be no assurance that Company will be able to market its technology successfully on a widespread basis or that any of Company’s current or future products or services will be accepted in the marketplace. Furthermore, Company intends to develop products and systems and sell them at a price assumed by Company sufficient to generate a profit. Even if Company’s products and services are accepted in the industry, the market for its products may not be able to support Company’s pricing structure.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will need strong third party relationships and partnerships in order to develop and grow its business. The Company will be substantially dependent on these strategic partners and third party relationships to commercialize its business.

The proposed operations of the Company are speculative.

The success of the proposed business plan of the Company will depend to a great extent on the operations, financial condition and management of the Company. Although the Company has a business plan and intends to execute its overall business strategy, limited operations have been conducted to date and the proposed operations of the Company remain speculative.

Executive officers, directors and 5% shareholders of the Company will retain voting control after the offering, which will allow them to exert substantial influence over major corporate decisions.

The Company anticipates that its executive officers and directors (together with 5% shareholders) will, in the aggregate, beneficially own enough of its issued and outstanding capital stock following the completion of this offering, assuming the sale of all Shares hereby offered, to exert voting control. Accordingly, the present shareholders, by virtue of their percentage share ownership and certain procedures established by the certificate of incorporation and by-laws of the Company for the election of its directors, may effectively control the board of directors and the policies of the Company. As a result, these stockholders will retain substantial control over matters requiring approval by the Company’s stockholders, such as (without limitation) the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Company depends on its management team and employees to operate its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, particularly in its ability to develop, commercialize and further its business and products.

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The Company’s business also depends on its ability to attract and retain talented product marketing and sales professionals in the United States and in overseas territories. Any loss of key members of the team and the customer relationship associated with the member can impact the business significantly.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The recently enacted JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

 -be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd- Frank Act relating to compensation of its chief executive officer;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

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Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

The Company may face significant competition from companies that serve its industries.

The Company’s business is highly competitive with respect to price, quality, assortment and presentation, and customer service. This competitive market creates the risk of adverse impact to the Company’s revenues due to the potential need to reduce prices, and thus reduce margins, in order to stay competitive. If the Company fails to timely and effectively respond to competitive pressures and changes in the markets, it could adversely affect the Company’s financial performance.

Furthermore, the Company competes with firms who may have greater financial, distribution, marketing and other resources than the Company and may be able to secure better arrangements with suppliers and employees and more successfully attract and retain customers. The Company may be vulnerable to the marketing power and degree of consumer recognition of these larger competitors. The Company is susceptible to the risk that its competitors could effectively venture into the Company’s areas of expertise, in which case, the Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

Pricing pressures may be significant in the Company’s industry.

Because the market that the Company intends to target is competitive and large in volume, customers routinely ask for lower pricing to make their products more competitive. This phenomenon can put pricing pressure on the Company’s products and reduce profit margin over time.

The Company is subject to the potential factors of market and customer changes.

The business of the Company is susceptible to rapidly changing preferences of the marketplace and its customers. The needs of customers are subject to constant change. Although the Company intends to carry out its plan of developing and selling products and solutions to satisfy changing customer demands in the marketplace, there can be no assurance that funds for such expenditures will be available or that the Company's competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts.

The future success of the Company will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements.

The development of new technology is a significant risk. Even though the Company plans to invest in marketing and sales of leading technology products and services, new technology may come to market that makes the Company’s products obsolete and less attractive to customers.

General economic factors may adversely affect the Company’s financial performance.

Economic conditions beyond the Company’s control, such as increased unemployment levels, inflation, increases in fuel, other energy costs and interest rates, lack of available credit, erosion in consumer confidence and other factors affecting disposable consumer income may adversely affect the Company’s business. Many of those factors, as well as commodity rates, transportation costs, costs of labor, insurance and healthcare, foreign exchange rate fluctuations, lease costs, changes in other laws and regulations and other economic factors, also affect the Company’s cost of goods sold as well as its general and administrative expenses, which may adversely affect sales or profitability.

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The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under applicable law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company has applied for and received some intellectual property or trade secret protection in certain aspects of its business. There can be no assurance that the current protection is adequate or that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services.

The technology and products that the Company plans to market may be accused of infringing patents that the Company, its supplier and technology partner may not be aware of initially. Patents owners may take action to block the sale of such products, which can impact sales of the Company.

High technology industries, such as the energy industry in which the Company operates, are characterized by the existence of both an increasing number of patents and frequent litigation based on allegations of patent infringement. From time to time, third parties may assert exclusive patent, copyright and other intellectual property rights to technologies that are important to the Company. While there currently are no outstanding infringement claims pending by or against the Company, there can be no assurance that third parties will not assert infringement claims against the Company in the future, that assertions by such parties will not result in costly litigation, or that the Company would prevail in any such litigation or be able to license any valid and infringed patents or copyrights from third parties on commercially reasonable terms. Any infringement claim or other litigation against or by the Company could have a material adverse effect on the Company.

To date, the Company has relied on a combination of patent protection and trade secret methods of protecting its proprietary information. There can be no assurance that those strategies will afford protection to that information, and there can be no assurance that the patents for which it has applied, if issued, would provide the Company with meaningful protection from competition. Furthermore, there can be no assurance that the Company’s products will not be found to infringe on any patent or other right held by others. In the event that any such products or services are found to so infringe, the Company could be required to seek a license with respect to such patented technology, if such a license is available, or incur substantial costs to redesign the infringing products or services. The occurrence of any of the foregoing events would likely have a material adverse effect on the Company.

The Company may not be able to attract new customers or fuel its growth.

The Company hopes to grow its business by increasing sales and developing new products. There can be no assurance, however, that the Company will be able to successfully implement any of its growth strategies. To successfully achieve growth, the Company must continually evaluate the adequacy of its existing systems and find new uses for its unique turbine. There can be no assurance that the Company will adequately anticipate all of the changing demands that growth, should it occur, will impose on the Company’s systems, procedures, and structure. Any failure to adequately anticipate and respond to such changing demands is likely to have a material adverse effect on the Company.

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If the Company is unable to develop and introduce new products and improvements, the Company may be unable to compete in the marketplace.

The market for the Company’s wind turbine products is characterized by evolving industry requirements. Accordingly, the Company’s future performance depends on a number of factors, including its ability to identify emerging technological trends in its target markets, to develop and maintain competitive products, to enhance its products by adding innovative features that differentiate the Company’s products from those of its competitors, and to manufacture and bring products to market quickly at cost-effective prices. There can be no assurance, however, that the Company will successfully complete the development of any products, that such products will achieve market acceptance that such products will receive regulatory approvals where required, that any required regulatory approvals will be received in a timely manner, or that such products can be produced at competitive prices, or at all. In the event that its products are not timely developed, do not gain market acceptance or cannot be manufactured at competitive prices, the Company’s business could be materially adversely affected.

Investors in the offering will experience immediate dilution of the value of their shares.

Purchasers of the Shares will experience immediate dilution in the value of their Shares. Dilution represents the difference between the price per share paid by investors and the net tangible book value per share immediately after completion of the Offering. Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding. As of the date of this prospectus, the Company’s net tangible per share book value was $0.0058. Thus if at some other time, shares had been sold by the Company at a price less than the $2.00 paid by purchasers of the Shares or had been issued by the Company for services or as other non-cash consideration, then the value of such investor Shares immediately after purchase would be less than the purchase price. The Company has issued shares prior to the date of this prospectus at a price less than $2.00.

RISKS ASSOCIATED WITH OUR COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•	Competition;
•	Additions or departures of key personnel;
•	The Company’s ability to execute its business plan;
•	Operating results that fall below expectations;
•	SWCC Certification per AWEA 9.1 standard
•	Loss of any strategic relationship;
•	Industry developments;
•	Economic and other external factors; and
•	Period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

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We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value.

Our Articles of Incorporation and amendments thereto authorize the issuance of 110,000,000 shares of common stock, par value $0.001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

An active trading market for our common stock may never develop or be sustained.

We cannot assure you that an active trading market for our Common Stock will develop in the future or, if developed, that any market will be sustained. Accordingly, you may be required to hold your Shares indefinitely or to sell them at a price that does not meet your expectations, if at all.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

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There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing (currently, the Company does not have an arrangement with any such market maker to qualify the Company’s securities for quotation on the OTC Bulletin Board). Moreover, the Company does not know if it will be successful in such application for quotation on the OTC bulletin board, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

Shares of common stock in the Company are subject to resale restrictions imposed by Rule 144 of the Securities and Exchange Commission.

The shares of common stock held by current shareholders are “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities can be sold pursuant to Rule 144 after being fully-paid and held for more than 6 months. Unregistered shares of the Company’s common stock held by current shareholders are subject to Rule 144 resale restrictions; provided, however, investors participating in the Offering are not subject to such resale limitations.

FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company. This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

USE OF PROCEEDS

Our offering is being made in a direct public offering. SkyWolf Wind Turbine Corporation expects to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful completion of this offering.

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Not taking into account any possible additional funding or revenues, SkyWolf Wind Turbine Corporation intends to use the proceeds from this offering as follows. The following chart indicates the amount of funds that we will allocate to each item, but does not indicate the total fee/cost of each item.  The amount of proceeds we allocate to each item is dependent upon the amount of proceeds we receive from this offering:

Application of Proceeds	100% of Shares Sold		50% of Shares Sold		25% of Shares Sold
	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total

Use of Proceeds

General and Administrative
Administrative & Personnel (Salaries, Wages & Benefits)	500,000	17%	480,000	32%	450,000	60%
Project Engineer	75,000	3%	75,000	5%	75,000	10%
Professional Service: Accounting & Consulting	50,000	2%	50,000	3%	50,000	7%
Legal	100,000	3%	50,000	3%	25,000	3%
Computer/Server/Software	25,000	1%	25,000	2%	0	0%
Miscellaneous working capital	200,000	7%	130,000	9%	50,000	7%
Research and Development
5.0 kW Model	100,000	3%	50,000	3%	0	0%
Hydro Model	100,000	3%	50,000	3%	0	0%
Sales and Marketing
Advertising	50,000	2%	25,000	2%	0	0%
Market Managers	120,000	4%	120,000	8%	60,000	8%
Media/Marketing/PR/Inside Sales	80,000	3%	80,000	5%	40,000	5%
Marketing Commercialization Expansion to attend tradeshows and conferences	50,000	2%	50,000	3%	0	0%
Marketing material	25,000	1%	25,000	2%	0	0%
SWCC Certification	200,000	7%	200,000	13%	0	0%
UL Certification	50,000	2%	50,000	3%	0	0%
CE Marking (Europe)	40,000	1%	40,000	3%	0	0%
Travel	25,000	1%	0	0%	0	0%
Website	30,000	1%	0	0%	0	0%
Demo units	100,000	3%	0	0%	0	0%
Plant					0
Equipment Investment	100,000	3%	0	0%	0	0%
Expansion	600,000	20%	0	0%	0	0%
Rent & leasing expenses	40,000	1%	0	0%	0	0%
Production personnel	180,000	6%	0	0%	0	0%
Field Service	60,000	2%	0	0%	0	0%
Inventory	100,000	3%	0	0%	0	0%
Total Use of Proceeds	$3,000,000		$1,500,000		$750,000

Offering Expenses (1)
Legal Fees and Expenses	100,000		100,000		100,000
Audit Fees and Expenses (2)	40,950		40,950		40,950
SEC Registration Fee	347.70		347.70		347.70
Transfer Agent, Registration Fees & Expenses	0		0		0
Miscellaneous Expenses	0		0		0
Total Offering Expenses	$141,297.70		$141,297.70		$141,297.70

(1)	Offering expenses will not be paid from proceeds received from the offering.

(2)	Audit fees are strictly related to the amount of work performed by our auditor, and the percentage of shares sold in this offering has no impact on our audit fees. If we do not raise sufficient funds from this offering to cover audit related fees, we will have to seek additional outside financing to cover such expenses.

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We believe that our current cash and cash equivalents, anticipated cash flow from operations and the proceeds from the sale of the maximum amount of shares being offered hereunder will only be sufficient to meet our anticipated cash needs for the next 18-24 months. Our management has determined that the maximum amount of funds received from this offering would be sufficient to cover our intended plan of operations contemplated hereby. The Company will use any proceeds received to file reports with the Securities and Exchange Commission, as well as to proceed with the Company’s intended business. However, there can be no assurance that the Company will raise any funds through its direct participation offering. As with any form of financing, there are uncertainties concerning the availability of such funds and the likelihood that such funds will be available to the Company on terms acceptable to us.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

SkyWolf Wind Turbine Corporation has issued and outstanding as of the date of this prospectus 75,777,750 shares of Common Stock. The Company is registering an additional 1,500,000 shares of its Common Stock for sale at the price of $2.00 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, our officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers and directors will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Gerald Brock, our Chief Executive Officer, is not now and has not been within the past 12 months, a broker or dealer, and has not been within the past 12 months an associated person of a broker or dealer. At the end of the Offering, Mr. Brock will continue to perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Brock will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Offering Period and Expiration Date

This Offering will start on the date of this prospectus and continue for a period of up to 24 months, unless extended by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any securities in this Offering, you must:

1.	Execute and deliver a subscription agreement; and

2.	Deliver a check, certified funds or cash by wire transfer of immediately available funds directly to the Company for acceptance or rejection (or to any such applicable broker-dealer or underwriter that may be engaged by the Company in connection with the offering in the future).

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The subscription agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to SkyWolf Wind Turbine Corporation.

Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Penny Stock Regulation

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	Contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
•	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
•	Contains a toll-free telephone number for inquiries on disciplinary actions;
•	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
•	Contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•	Bid and offer quotations for the penny stock;
•	Details of the compensation of the broker-dealer and its salesperson in the transaction;
•	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
•	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, and a signed and dated copy of a written suitability statement.

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These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DILUTION

Net tangible book value per share represents the amount of the Company’s tangible assets less total liabilities, divided by the 75,777,750 shares of Common Stock outstanding as of the date of this registration statement. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of the Shares in this Offering assuming the offering price of $2.00 per share of Common Stock and the pro forma net tangible book value per share of Common Stock immediately after completion of the offering.

After giving effect to the sale of the 1,500,000 shares offered by the Company hereunder, at an Offering Price of $2.00 per share the pro forma net tangible book value of the Company as of the date of this registration statement, would have been $.033 per share, representing an immediate increase in tangible book value of $.0388 per share to existing shareholders and an immediate dilution of $(1.967) per share to purchasers of the Shares.

The following table illustrates the foregoing information with respect to new investors on a per share basis:

	1,500,000 Shares (100%)	750,000 Shares (50%)	375,000 Shares (25%)	150,000 Shares (10%)
Offering price per share	$2.00	2.00	2.00	2.00
Net tangible book value per share before Offering	$(.0058)	(.0058)	(.0058)	(.0058)
Increase per share attributable to new investors	$.0388	.0196	.0098	.0039
Pro forma net tangible book value per share after Offering	$.033	.0138	.0040	(.0019)
Dilution per share to new investors	$(1.967)	(1.9862)	(1.996)	(2.0019)

DESCRIPTION OF PROPERTY

Our principal executive office is located at 156 Court Street, Geneseo, NY 14454.  We currently rent this space for approximately $1,500 per month on a month to month basis.  Currently, this space is sufficient to meet our needs, however, once we expand our business to a significant degree, we will have to find a larger space. We do not foresee any significant difficulties in obtaining any required additional space.   We do not currently own any real property.

DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 110,000,000 shares of common stock, par value $0.001, of which 75,777,750 shares are outstanding as of the date of the registration statement, of which this prospectus is a part.

The following statements relating to the capital stock set forth the material terms of the securities of the Company. Reference is also made to the more detailed provisions of the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 1,500,000 shares of common stock, for sale to the public by the holders thereof at a price of $2.00 per share.

The holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities.

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The holders of Common Stock do not have preemptive rights, or the right to participate in future offerings of capital stock of the Company. As such, the holders of Common Stock are subject to dilution in connection with future offerings.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

It is anticipated that the Company will act as its own transfer agent.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF SKYWOLF WIND TURBINE CORPORATION AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

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DESCRIPTION OF OUR BUSINESS

Company Introduction

SkyWolf is the only company that sells a state of the art, patented Solar Hybrid Wind Turbine System which is the ultimate renewable energy product. Finally, an innovative solution that extracts energy from both wind and sun simultaneously or individually depending on which energy source is available. In addition, it can be installed almost anywhere usually requiring only local building permits. Our Hybrid’s technology opens the door to affordable, clean power throughout the world for homeowners, farmers, municipalities, colleges, mini-grids, prisons, airports, commercial properties and in particular undeveloped countries. SkyWolf is committed to bringing renewable energy to third world countries with no viable options for electrical power. Wind and Sun energy are endless resources available world-wide, offering the best return on investment of any renewable energy in the market today.

The Solar Hybrid Diffused Augmented Wind Turbine on Site

Corporate History and General Information about the Company

SkyWolf Wind Turbine Corporation (the “Company”) located at 156 Court Street, Geneseo, New York 14454, was incorporated under the laws of the State of New York on August 3, 2010 and was formerly known as Brock Renewable Energy Research & Development Corporation. The Company is the designer, manufacturer, and supplier of a patented Solar Hybrid Diffused Augmented Wind Turbine aka “The Hybrid”, which uses wind and solar energy sources combined in one unit. The Company has not filed for bankruptcy, receivership or any similar proceedings nor is in the process of filing for bankruptcy, receivership or any similar proceedings. The Company currently has six full-time employees/consultants along with several independent sales representatives. The manufacturing facility and administrative offices are located in a single 5,000 sq. ft. building where products are developed, manufactured, marketed and sold along with feasibility studies to determine optimum site location.

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Business and Market Summary

After six years of research and development that resulted in three patents, SkyWolf made a major technological breakthrough with a patented Diffused Augmented Wind Turbine design (DAWT). The DAWT is capable of producing more energy output at lower wind speeds then conventional wind turbines and with a significantly smaller footprint. By reducing static pressure behind its rotor blades, the DAWT has been shown to exponentially increase efficiency and electric energy output by 50% or more as compared to conventional wind turbines of the same size. Adding Solar to the DAWT resulted in another patent for a Solar Hybrid Diffused Augmented Wind Turbine (aka HDAWT or “Hybrid”) that gives SkyWolf a distinct advantage in the renewable energy market by harnessing wind and solar energy simultaneously. SkyWolf’s design addresses the pitfalls and limitations of conventional wind turbines which represent a largely untapped market and a great business opportunity. Consumers with extremely rural or difficult sites or a varied mix of Solar/Wind energy will greatly benefit from the Hybrid design. SkyWolf’s improvements over small to medium sized wind turbine competitors are listed below:

•	Current height of competitors reduced from an average of 100' to Sky Wolf's 32'.

o	No FAA permit required for SkyWolf, only a normal building permit.

o	SkyWolf only requires 100 ft2, instead of 43,560 ft2 (1.00 Acre).

•	The fan blades are enclosed in a shroud with SkyWolf which ;

o	Results in substantial noise reduction.

o	Eliminates sun flutter from large rotating blades.

o	Removes the liability of ice flying off fan blades and causing injury.

o	Dramatically reduces bird deaths.

•	SkyWolf reduces site issues because;

o	Increased wind speed range makes more sites viable.

o	32' height is like a tree hence much less visually challenging.

o	The small, shroud containing the blades looks appealing.

o	It can be erected on any approved building lot.

o	Maintenance is simple and cost effective at 32' (no massive crane required).

•	SkyWolf dramatically increases efficiency and ;

o	Expands the operational wind speed range from 6 - 31 mph to 5 - 60 mph.

o	Extracts at least 50% more power out of wind to make it much more affordable.

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•	Adding Solar expands the number of usable sites and increases energy output.

The void in this market segment provides a unique opportunity that can only be filled by SkyWolf, setting the stage for substantial market penetration and subsequent sales. The most promising aspect of SkyWolf’s technology lies in the expansion of new sales from customers that are dissatisfied with the current limitations of conventional wind turbines. Only our Hybrid can extract both Wind and Solar energy simultaneously to give each customer the maximum amount of usable power every day regardless of site location or weather. Each Hybrid unit comes with a complete integrated system that captures, converts, and monitors wind and solar energy production which can be grid-tied or connected into a battery based system (off-grid). Our product is patent protected and is the only unit in the market that combines wind and solar in a unique and innovative design. The unique properties of the Hybrid gives consumers an alternative to larger and less efficient wind turbines and/or over-sized solar arrays. The added benefit of solar panels incorporated into our hybrid design allows the generation of power over a broader range of conditions. Our competitive price point perfectly positions the Hybrid nationally and internationally in the energy market. Additional state and federal tax credits assist in the sale and value of our Hybrid in the US market. The Company has secured sales in New York State in both the agricultural and residential markets. Plus preliminary negotiations are underway in Colombia, South America, South Africa, Peru, Mexico, and Europe totaling $1.5 Billion dollars or more in potential sales.

The Business: Wind-Solar Hybrid Turbines for Renewable Energy Generation

We believe that the renewable energy sector is stronger than ever. In fact, renewables outperformed all other sources of new electricity over the past five years, and garnered more than $44 billion is U.S. investment in 2015. Currently, the US is severely dependent on carbon based fuels for energy (as shown in the table below). The volatility of fossil fuel prices combined with negative environmental effects caused by pollution have spurred the development of a substantial market for solar and wind renewable energy. We believe that the negative effects of pollution coupled with fluctuating costs and uncertain supply associated with the generation of energy from fossil fuel sources has increased the demand for renewable energy sources.

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One of the concerns with renewable energy is the low efficiency associated with converting to electrical power. In addition, the supply of these renewable energies is not consistent with the demand and the consistency of electrical energy output as it is currently produced and consumed. Solar panels can be utilized but the size of land area required to produce sufficient energy output is extremely large. In addition, locating panels on rooftops will decay the roof structure and provide unsightly visual appearance. Conventional wind turbines have been developed as an alternative, but the expansive footprint required by conventional wind turbines designs, as high as 100 to 400 feet with large rotor diameters up to 35 feet, require extensive installation costs. In contrast, our Hybrid requires a much smaller footprint to produce the same amount of energy.

Conventional Wind Turbines Power Generation and Footprint

We believe that SkyWolf made a major technological breakthrough with its Hybrid design. The reduction in size and jump in efficiency with the Hybrid eliminates several problems associated with wind turbines such as visual effects, noise, bird deaths and cost. SkyWolf's unique design opens up the market to residential areas, small businesses, farms, schools and municipalities, which we believe is an undersold market of approximately 41 million potential customers. The introduction of SkyWolf’s Hybrid to the green energy market will completely change the path to energy independence. This advanced technology opens the door to affordable, clean power throughout the world.

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We are currently in the market commercialization and business development phase of our product where we are executing market strategies and commercialization by attending key conferences and tradeshows sponsored by New York Power Authority (NYPA) and SUNY Sustainability as well as advertising in the New York State Association Counties (NYSAC) magazine. As new orders are secured, expansion will require additional staff resources and additional facility site. We intend to participate in several government programs to off-set this expansion cost and effectively assist our growth.

The Marketplace

The capacity for alternative energy has been growing at a significant rate. Wind power in the U.S. is now the largest source of renewable generating capacity, and has provided 30% of all new capacity installed over the past five years. Wind power provided 27% of electricity generating capacity added to the U.S. system in 2016. Within the US there are now 18 states that have over 1,000 MW of installed capacity. Those states are: Texas, Iowa, Oklahoma, California, Kansas, Illinois, Minnesota, Oregon, Washington, Colorado, North Dakota, Indiana, New York, Michigan, Wyoming, Pennsylvania, Nebraska and New Mexico. Another 16 states have 100 MW to 1,000 MW of wind power capacity. 9 states produce between 10% to 20% of their electricity with wind power, 3 states produce over 20%, and another 2 states produce over 30%. The U.S. has approximately 5.5% of its power supplied by wind as of the end of 2016 and is on a clear path to increase its energy independence utilizing wind power along with other sources of green energy.

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US Wind Power Capacity Installations, by State (AWEA 2016 Market Report)

U.S. Wind Power Capacity Installations indicates a steady increase in turbines with Iowa now ranked second in the nation with nearly 7,000 MW of installed capacity, and Oklahoma now has over 6,000 MW installed.

U.S. Wind Power Capacity Installations, Top States (AWEA 2016 Market Report)

Quarterly increases in Wind Power have continued to grow their wind dependence and the demographic marketplace for wind turbines in the 3-20kW range and the following statistics indicates a large pool of potential sales:

•	Farms	2,204,792	(Census Bureau)
•	Municipalities	87,525	(Census Bureau)
•	Business/ 100 employees+	655,587	(Census Bureau)
•	Educational Institutions	248,979	(US Dept. of Education)
•	Government Buildings	830,000	(NY Times - April 26th, 2011)
•	Homeowners(adjusted)	37,702,400	(Census Bureau/Planet Green)

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U.S. Wind Power Capacity Installations, by Quarter (AWEA 2016 Market Report)

There are now 82,143 MW of installed wind capacity in the United States and more than 52,000 operating wind turbines.

Map of Projects Online and under Construction in 2016 in U.S. (AWEA 2016 Market Report)

For 2015, the U.S. wind industry installed a total of 8,598 MW. This represents a 77% increase over the 4,854 MW installed during 2014, and the third highest annual total in history. There are now 82,143 MW of installed wind capacity in the United States and more than 52,000 operating wind turbines.

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Map of Wind Power Capacity under Construction in U.S. (AWEA 2016 Market Report)

In the international market, the world’s total wind capacity has steadily increased from approximately 6.1 gigawatts in 1996 to approximately 283 gigawatts in 2012 and then to 432 gigawatts in 2015. Wind power has increasingly supplied global energy needs and has shown significant growth in added capacity. With the incentive of reducing greenhouse gases gaining strength, this trend is projected to continue into 2022.

The World Wind Energy Association (WWEA) releases 2016 Half Year Figures for Wind Power:

•	21 GW of new installations in the first half of 2016, same as is the previous year
•	Worldwide wind capacity has reached 456 GW, expected to reach 500 GW by the end of the year
•	Germany, India and Brazil leading in market growth in 2016

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The WWEA also reports the worldwide wind capacity reached 456,486 MW by the end of June 2016, out of which 21,714 MW were added in the first six months of 2016. This increase is similar like in the first half of 2015, when 21.6 GW were added. All wind turbines installed worldwide by mid-2016 can generate around 4.7 % of the world’s electricity demand.

The global wind capacity grew by 5% within six months (after 5.8 % in the same period in 2015 and 5.6 % in 2014) and by 16.1 % on an annual basis (mid-2016 compared with mid-2015).

The worlds installed wind capacity has steadily increased and has been employed as a substantial portion of the world’s energy portfolio. Wind power has increasingly supplied global energy needs and has shown significant growth in capacity added.

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As part of our initial commercialization strategy, our early target markets include customers located in New York State, specifically governmental entities acting in compliance with New York State Clean Energy Standard and Executive Order (EO) 88, customers in the Finger Lakes region and customers in the international market. We will focus on the market segment for wind turbines under 100 kWs with sales of $191M in this segment in the US during the period 2014 - 2015. This market is primarily defined by units that range in size from 3 to 20 kWs, which apply to both residential and commercial customers. Both of these groups are generally grid-tied to the local utility which gives them the ability to sell their excess power when supply exceeds demand. Specifically, potential markets are: farms, government buildings, secondary schools, colleges, commercial buildings, RV parks, marinas, municipalities, military installations and residential customers. This represents approximately 41.7 million potential customers based primarily on census data. This segment represents a great business opportunity and largely untapped market since growth has been hampered by the limitations of conventional wind turbine designs.

The Company’s Presence in the Market

Our market strategy nationally seeks to expand operations by focusing on firms looking to develop their energy needs and obtain compliance with the New York State Clean Energy Standard and New York State Executive Order 88. Internationally our products are a natural fit for developing countries such as Africa, Mexico, South America, India and Turkey due to compact size, ease of assembly and the winning combination of wind plus solar. The following lists of opportunities demonstrate the potential of our products at home and internationally.

The Company has delivered over $11.0 million in sales quotes to both national and international customers. We have secured commercial sales from Cottonwood Farms LLC, in Pavilion, New York and residential sales from a resident located in Piffard, NY. The Company has also submitted a feasibility proposal to the Watertown Correctional Facility New York State Department of Corrections Community Service (DOCCS). Our Solar Hybrid DAWTs are being considered for all 54 correctional facilities in New York State upon approval of a comprehensive energy audit by Wendel Engineering.

PERU, South America: Internationally, the Company has entered into a Memorandum of Understanding (MOU) with Ferchale Trading located in Lima, Peru. This agreement has allowed the Company to meet and visit several potential customers, utility providers, and the Peruvian Engineering Board to supply turbines for utility and mining companies, government institutions, and buildings. Lima is a city of approximately 9 million people in the country of Peru which has a total population of 30 million and provides energy by Diesel and Hydro Electric means and only reaches 20 to 30% population. Recently, Peruvian Government Legislation #1002, 2008 enacted a diverse energy mix to increase renewables in the country. Our visit to Lima in November 2016 provided the following sales opportunities:

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ANTAMINA MINING, one of the largest copper mining companies in South America has plans for an 80MW power generation facility using renewable energy products. A wind site feasibility study could result in placement of several hundred Hybrids and we believe potentially represents approximately $300M in sales.

ELECTRO-PERU is one of the currently existing local utility providers using hydro-electric. They are in the design stages of generating and supplying a 200MW power generation plant utilizing renewables. Our discussion focused on supplying a wind site feasibility study and definition of a Statement of Work (SOW). We believe that this opportunity potentially represents approximately $600M in sales.

Lima, International Airport (LAP) Jorge Chavez, Callao, Peru is the main international airport serving the most populous city. The airport is undergoing a major expansion to include additional terminal(s) and the implementation of 2.5MW onsite power generation using renewables. A pilot program is being planned for a Hybrid to include testing and training. After approval, a tender will be administered with our Hybrid spec’d in. We believe that this opportunity potentially represents approximately $10M in sales.

 ENEL Green Power, an Italian multinational renewable energy corporation with the largest presence in Peru is planning to invest $400M in the Peruvian energy sector in a public tender in 2018 for 326MW total for 20 year supply contracts. They have identified the target energy production and areas as follows: Wind, 126MW in South Coast Marcona District, Solar 180MW in Southern Moquegua District, and Hydroelectric 20MW in Central Monzon District. Wind speeds average 32MPH. We believe that this opportunity potentially represents approximately $450M in sales.

COELVISAC is another one of the currently existing local utility providers. They are in the design stages of several projects and very interested in utilizing our Hybrid. Our discussion focused on supplying a wind site feasibility study to proceed. We believe that this opportunity potentially represents approximately $1M in sales.

STATKRAFT is a Norwegian company that is another one of the currently existing local utility providers utilizing Hydroelectric. They are in the design stages of several projects and very interested in utilizing our Hybrid. Our discussion focused on supplying a wind/site feasibility studies to proceed. We believe that this opportunity potentially represents approximately $1M in sales.

In addition, we met and presented to MINEM, the Peruvian Ministry Energy Board who provides oversight and concession and the SUPERVISORY AGENCY for INVESTMENT ENERGY (OSINERGMIN) who writes the technical specs and standards governing energy. Both government agencies expressed a strong interest in the Hybrid.

AFRICA: In addition, the company has received a Request for Procurement (RFP) from Rendeavour, a firm specializing in urban development in Africa. This RFP is for a Phase 1 & 2 Photovoltaic Energy Facility in Kiswishi City development in Lubumbashi, Democratic Republic of Congo (DRC) and includes technical and tender details for a two-phased project:

1.	Phase 1 represents $5.0 million in projected sales: A 1 MW project to serve the first phase of Kiswishi, Rendeavour’s satellite city development in Lubumbashi. Phase 1 will be financed by Rendeavour or Rendeavour will sign a Power Purchase Agreement with an off-take guarantee.

2.	Phase 2 represents $15 million in projected sales: A project of up to 350MW to serve the phased expansion of Kiswishi and the immediate needs of Katanga Province, DRC, where Kiswishi is located. Phase 2 will require external financing and ownership, to which Rendeavour will provide land (leased to a JV company or in return for an equity stake) for the project, which will rely on off-take from third parties such as the state power company and local businesses.

MEXICO: We are also in discussions with Foxconn Corp., which is looking to procure energy for its 130,000 sq. ft. facility. This opportunity represents $2.0 million to $5.0 million in projected sales.

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New York State:

Since the implementation of Executive Order 88, SkyWolf has aggressively started to market and exhibit their product at several core tactical marketing conferences, which include the SUNY 2015 Sustainability Conference, the New York Power 2015 Innovators Summit, and the 2016 NYSAC Legislative Conference. Through this activity, we have visited and conducted a site analysis of NYS Corrections Facility for the placement of several Hybrid’s and submitted a feasibility proposal to be an energy solution provider to all the correctional facilities in NYS. In addition, we are in discussions with New York State Office of Parks, Recreation, and Historic Preservation Department for the potential installation of our products in over 4,000 buildings owned and managed by the department.

International:

SkyWolf exhibited at Germany’s 2016 Hannover Messe, the World’s leading trade fair for industrial technology, which covers the manufacturing and energy sectors. Exhibiting at this fair connected us to approximately 200,000 attendees from 70 countries comprised of 100 business delegations. In addition, we have received strong interest from companies located in other regions such as Africa, Mexico, Afghanistan, and Asia. We are also in discussion with a manufacturer located in China that will allow fabrication, sales, and delivery of our products to that region.

Our Products: Solar Hybrid Wind Diffused Augmented Wind Turbine

 The basic premise of a wind turbine is to extract energy out of airflow which is created by the unequal heating of the earth. Wind turbines convert the kinetic energy from wind into mechanical power that runs a generator. When wind blows past a turbine, the blades capture energy and rotate. This rotation triggers an internal shaft to spin, which is connected to a gearbox that is connected to a generator ultimately producing electricity.

The SkyWolf Hybrid model has six turbine blades mounted for rotation about a longitudinal axis on a rotating hub. Ideally, the blade length will extend almost all the way to the inner side of the front diffuser, which surrounds the blades. The shape is conical and has an upstream and downstream opening. A backside section extends from the front diffuser and is used to assemble the parts used to enhance airflow. Because the plates are discontinuous, there are gaps between adjacent plates. Consequently, the air exiting the downstream opening and air moving through the axial air passage under the plates are mixed and a portion of the mixed air exits through the gaps. Pulling air outward from the interior airflow path reduces pressure behind the rotor blades which increases air flow and enhances the extraction of kinetic energy from the air path. The plates are tilted away from the axis of rotation of the blades which allows the wind turbine to turn into the direction of the wind and helps boost extraction efficiency. In order to fully optimize the extraction of wind energy, a special rotor blade was designed specifically for SkyWolf's wind turbine. Each blade design option (2, 3, 4, 5, 6, 7 & 8 blades) was methodically tested utilizing a Campbell Scientific CR800 data logger with a certified AWEA Anemometer before establishing 6 blades was the optimum design for our wind turbine.

Prototype Diffused Augmented Wind Turbine Design

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In 2013, the idea and design to include solar panels in replacement of the directional plates optimized the ability to capture both wind and solar renewable energies. This break-through in design led to the introduction in late 2014 of eight bi-facial solar panels to give us our current SkyWolf Solar Hybrid Diffused Augmented Wind Turbine (aka HDAWT or Hybrid) model.

Current Solar Hybrid Diffused Augmented Wind Turbine (HDAWT) Design

In order to fully optimize the extraction of kinetic energy from wind, SkyWolf has designed four critical parts listed below that operate as a single, highly efficient system:

•	The forward Diffuser made from polypropylene w/woven glass fiber, channels the air flow into the specially designed light weight cast aluminum turbine blades and augments the wind through the bifacial solar panels that allow for rotation at speeds as low as 5 mph and up to 60 mph;
•	A carbon steel housing Pivot Hub with tempered steel pivot shaft, and heavy duty conical roller bearings (greased) constantly positions the turbine in the head wind;
•	The addition of eight bi-facial solar panels collects solar energy on both surfaces while continuously aligning turbine with head wind; and
•	The attached back section incorporates a design that pulls additional air away from the interior air path and prevents a stall point so air can flow freely.

The Hybrid has been designed as a simple, modular system which is shipped in 20’ ocean freight containers directly to the job-site eliminating the need for expensive, temporary storage. The product is listed under NAIC 221115 and SIC 3511.

Each unit includes control panels used to capture the electrical energy produced, interface with AC, invert DC to AC, tie it into the grid, provide safety control, and continually monitor the wind turbine at the site. A typical control panel layout is depicted below:

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CONTROL PANEL

A power curve measures the usable power extracted from wind at all of the various wind speeds experienced by a wind turbine.

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POWER CURVE

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Conventional wind turbines extract usable power in the range of 6 to 31 mph, while SkyWolf's range is 5 - 60 mph, which creates a significant increase in total output power. Representative power curves are shown for both types of wind turbines in the above graph. Because SkyWolf’s Hybrid is extremely more efficient at extracting power from wind, each data point represents more power than conventional wind turbines can extract. However, there is a dramatic gain in output power above 26 mph which often happens during storms and shifts in pressure fronts. Consequently, SkyWolf’s product does not have the limitations experienced by traditionally designed wind turbines and produces usable power over the entire range of 5 - 60 mph. This is only achievable by SkyWolf and dramatically differentiates our product from our competitors in the marketplace.

Intellectual Property and Patents Awarded

SkyWolf holds the following patents which have been issued by the U.S. Patent and Trademark Office (USPTO):

•	“High efficiency wind turbine having increased laminar air flow,” US 8,672,624 B2, issued March 18, 2014.

•	“Multiple mixing internal external fluid driven high efficiency wind turbine having reduced downstream pressure,” US 8,721,279 B2, issued May 13, 2014.

•	“High efficiency wind turbine including photovoltaic cells,” US 8,851,836 B2, issued October 7, 2014.

•	“Housing for a high efficiency wind turbine,” US 9,322,391 B2, issued April 26, 2016.

SkyWolf also has the following patent pending:

•	“Multiple mixing internal external fluid driven high efficiency wind turbine having reduced downstream pressure,” International Patent Application US2012/033862, receipt date April 17, 2012.

Product Development

The design and testing for the current 3.5kW Solar Hybrid (HDAWT) is complete and the Company is in the design phase for releasing an additional model which features a 5.0kW generator. Design and testing of the larger size unit are proceeding and the extent of design changes are expected to be minimal. Consequentially, the company expects this model to be available later this year. The Company believes that by introducing a larger scale model of the Hybrid, it will be well positioned to expand sales into market segments requiring more energy.

Pricing

The Company anticipates offering its products at an average sales price of $45,000 in quantities of 1-10, which we believe is a market-competitive price. Quantity discounts are available for 11- 30 and 30+ size orders. Given the small physical size, efficient energy output and ease of installation (with no additional guide wires) our products are competitive with similar turbines. However, as sales volumes increase, cost savings of 15% - 20% will be anticipated and passed on to customers through price reductions which will stimulate sales.

Competition

We currently do not compete with wind turbine manufacturers, such as GE and Siemens, who sell large 100 foot to 300 foot wind turbine structures commonly utilized on new commercial wind farm applications. On the other hand, we do compete against small to medium wind turbine manufacturers, such as Bergey, Eocycle, Endurance and Kingspan, who manufacture wind turbines for residential and commercial markets. However, other than our Hybrid, there is no other competing technology in the world that combines both wind and solar in one turbine giving us a very distinctive advantage.

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The following is a list of companies that may directly compete with SkyWolf for the 3-20kW market.

Manufacturer	Models (Rated Capacity)

A&C Green Energy	Talon5 (5kW)
Bergey Windpower	BWC XL.1 (1kW), BWC EXCEL (6kW), BWC EXCEL (10kW)
Eocycle	EO20 and EO25 (5kW)
Endurance	S-343 (5kW)
Evancewind	R9000 (5kW)
Evergate	Quanta20 (5kW)
Fortis Wind Energy	Montana 5.0m (5kW), Alize 7.0m (10kW)
Hummer Wind	5kW, 10kW, 20kW
Kingspan	Kw6 and Kw3
Pac-Wind	VAWT 5000(5kW), HydroFlow 500(Hydrogen/Oxygen)
Raum Energy	Raum 1.5(1.5kW) Raum 3.5(3.5kW)
ReDriven Power	3kW 5 kW 10kW 20kW 50kW
Renewegy LLC	VP20 (20kW) with farms to 200kW)
Superwind	Superwind 350 (5kW)
TechnoSpin Inc.	PowerSpin TSW 2000(2kW), ComSpin C 2000 (2kW)
Ventera Energy Inc.	VT10 (10kW)
WePOWER	3.4kW 5.5kW 12kW
Wind Energy Solutions BV	WES 5 Tulipo - (5 Metre Rotor Dia. -2.5kW)
Xzeres	442SR

Although any of the 19 referenced companies may compete with SkyWolf, 15 of them currently have negligible market share. Four of the remaining companies have good market penetration and experience in the wind turbine business and stand out as primary competition for SkyWolf. Bergey, Kingspan, and Xzeres have been instrumental in developing wind power and introducing it to the market. Without them, wind power would probably not have developed to the current level. However, both companies as well as the others have peaked out development-wise and are experiencing less and less return on each engineering dollar spent. Most of Bergey, Kingspan, and Xzeres's sales are based on brand, length of time in the business, and the lack of alternatives in the market place. At this juncture, it would take a bold step forward for them to make a significant impact in this technology. SkyWolf’s Hybrid design is unique and stands alone in the industry and marketplace since it’s the only patented wind turbine manufacturer to achieve energy generation from both wind and solar sources.

Strategic Partners and Suppliers

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success. Currently, several strategic partnerships include our Solar Panel, Turbine Generator, and proprietary Control Panel Equipment supplier. These relationships provide critical services and products that assist SkyWolf with proposals and solutions that help secure business. Some of the other partnerships and industry collaboration include but are not limited to:

Marathon Engineering:

Marathon Engineering is a Civil engineering design company located in Rochester, NY and performs site engineering services for single residential site plans to large scale institutional, commercial, and industrial developments.

Energy Concepts:

Energy Concepts, located in Rochester, NY, provides mechanical, HVAC, electrical, plumbing and energy conservation design services for all types of buildings. They do this throughout the northeast, for a variety of clients using various methods for implementation. They have a reputation for innovation, integrity, performance, quality, and loyalty to their clients.

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ABB Ltd.:

Provides power and automation technologies for utility and industrial customers worldwide. It was founded in 1883 with headquarters in Zurich, Switzerland. With 41B in sales and 144,000 employees, it has a major presence throughout the world. The Process Automation Control Systems - Electrical Integrated Solutions Division has a major presence in the renewal energy arena providing control and measurement equipment throughout the industry including the wind energy sector. ABB is a supplier of several components for the SkyWolf Hybrid and offers technology partnership and engineering support and collaboration with several customer proposals.

Current Commitments

On December 28, 2016, the Company entered into a Memorandum of Understanding (MOU) with Ferchale Trading SAC to represent SkyWolf Solar Hybrid Wind Turbine products in the territory of Peru, Chile, and Bolivia. Ferchale Trading specializes in electric energy infrastructure in the mining, textile, and petrochemical industries. They have extensive contacts with the Peruvian Government Energy and Mining Board, and utility companies.

On July 27, 2016, the Company has engaged Apfelpbrum Industrial Inc. to solicit and secure opportunities in Mexico and South America. They have presented our product to the Foxconn Corporation.

In April 2015, the Company met with representatives of RENDEAVOUR Development to discuss a Request for Procurement (RFP) for a Phase 1 & 2 Photovoltaic Energy Facility in Lubumbashi, Democratic Republic of Congo (DRC). The Company received the RFP and initiated discussion with SEWW Energy (a global minority firm that develops and operates sustainable energy and healthcare solutions) who has been commissioned by the US government to facilitate Power Africa programs.

The Company had discussed and applied to the US Trade and Development Agency (USTDA), Power Africa grant applications for a $1.5M energy feasibility study in Ghana.

Operations

The Company currently has six full-time employees, not including independent sales consultants. The Company is currently located in a 5,000 sq. ft. building in Geneseo, NY which houses the Company’s administrative offices and manufacturing facility. The Company develops, market, sells, manufactures and ships its wind turbine products from this facility. The Company also offers field service support and installation training. The Company offers a 20-year limited warranty with respect to the turbines that it plans to sell. The Company also offers and performs Feasibility Studies to determine energy use and optimum site location.

With the completion of design and testing of the Hybrid, SkyWolf is conducting operations to implement our commercial market strategies. Additional sales channels are being developed as the Company grows. Some additional independent representatives have been added, notably in South America and pending in Africa, Australia, Mexico, Caribbean, and the Middle East. We are also partnering with Empire State Development (ESD) to assist us with Global New York (http://global.ny.gov/) grant applications to expand our sales channels both domestically and internationally. The Hybrid represents a High Tech commercial product that is sold typically through a solicitation or procurement by a State of Work (SOW) or Request for Proposals (RFP) from larger institutions.

Sales and Marketing

The Company has executed its initial market commercialization strategies in advertising and marketing starting in September 2015. However, since the primary focus of the Company since inception has been to obtain all of the primary patents and finalize a design, the current marketing strategy continues to evolve as products enter the marketplace. Our initial sales channel will be direct sales and through targeted tradeshows and industry conferences. Additional sales engineers and market managers will be hired to target these specific market segments and territories. Therefore, the company is starting to obtain and identify key independent representation with pre-existing contacts in globally expanding markets that desperately need renewable energy. The Company will monitor initial sales ensuring a smooth transition into the market has been established before implementing the full sales plan.

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The commercial launch of SkyWolf’s Hybrid began with a review and research of impacting energy associations, conferences, municipal partners, tradeshows, and government agencies that impact, monitor, or utilize renewable energy technologies. To introduce and increase our product exposure we have elected to participate, attend, and partner with several targeted organizations as follows:

Government Agencies

The following governmental agencies govern, establish, and promote renewable energy technologies in New York State. We have relied upon certain initiatives and programs implemented by these agencies, such as EO 88 and the New York State Clean Energy Standard, to assist in the development of our business and identify key sales channels.

Municipal Partners Conferences and Trade Shows

Recently there is a rapid initiative for counties to establish alternative energy resources for their communities with escalating utility costs. SkyWolf plans to join the New York State Association of Counties (NYSAC) as well as place advertisements in their quarterly news magazine that provides us access to 63 counties and 5,000 members in county government.

SkyWolf has strategically targeted specific tradeshows that will highlight our product and provide maximum exposure to key markets, industries, and decision makers. NYPA has recently established a Build Smart program which holds an annual Innovation Summit that allowed SkyWolf to showcase their new Hybrid. In addition, the State University New York (SUNY) holds an annual sustainability conference that provided SkyWolf with the connection of 64 college universities looking to establish sustainable programs.

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Market Strategy Map

Market developments clearly articulate a huge demand for renewable energy combined with increased government programs and requirements for sustainable energy and provide a large market opportunity for new technology products. SkyWolf is well positioned to sell its Hybrid to meet this demand. In review of this marketplace, our core strategy we selected is to commercially launch our technology and product by four geographic market segments and industries as outlined in our Market Strategy Map below.

SkyWolf Market Strategy Map

Markets	International Market	National Market	NYS Market	Finger Lakes Region Local Market
Target Customers	Under-developed Countries	Large Institutions both Public and Private	EO-88 designation, New York State Clean Energy Standard	Small Businesses, Retailers, Farms
Potential Qty Purchase	100s	100s	10 to 100s	1 to 10
Turbine Application	Alternative Energy Source, Municipalities, Private Industry, off grid locations	Alternative Energy Source, Municipalities, Private Industry	NYSERDA Wind Farms, Alternative Energy Source, Municipalities, Private Industry	Municipalities, Private Industry
Turbine Mfg Competition	Bergey, Superwind, Eocycle, Endurance, Kingspan, Evancewind, Evergate	Bergey, Eocycle, Endurance, Kingspan, Evancewind	Bergey, Eocycle, Endurance, Kingspan, Evancewind, Evergate	Bergey, Eocycle, Endurance, Kingspan, Evancewind, Evergate
Difficulty to Penetrate	Low-Moderate	Moderate - High	Moderate	Moderate
Mktg Expense	High	High	Low	Lowest
Rev $$$ Potential	Highest ($$$)	High ($$)	High ($$)	Low ($)
Sales Channel	Agents, Tradeshows (Germany’s 2016 Hannover Messe, the World’s leading trade fair for industrial technology, which covers the manufacturing and energy sectors)	National Associations (AASHE), Independent Reps, Distributors	Tradeshows (SUNY Sustainability Conference, NY Power Authority Innovators Summit, NYSAC Legislative Conference)	Direct, Distributors

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As outlined in our market strategy map, with Executive Order 88 in place, New York State has been identified as the target region to immediately secure and execute initial sales. The low cost of penetration, physical proximity to our production facility and current resources makes NYS a cost effective sales launch for the Hybrid.

The market for wind turbines under 100kW's is a segment that fits perfectly into the SkyWolf product line. Wind turbine sales in this segment of the market from 2003 to the end of 2015 were 75,000 units totaling 934 MW’s of power. This market is primarily defined by units that range in size from 3 to 20kW's, which apply to both residential and commercial customers. Both of these groups are generally grid-tied to the local utility which gives them the ability to sell their excess power when supply exceeds demand.

In review of our market strategy map, given the low cost to penetrate, several government programs, a Governor executed executive order, high industry demand for alternative clean energy, expedient expectations for clean energy products, and close proximity to our plant, SkyWolf has decided to target New York State commercial and public sector applications. These commercial applications will provide quantity and scale and include:

-	Government facilities and buildings (i.e.; correctional facilities, colleges and universities, etc)
-	Municipal Counties and Towns and Villages
-	Mission Critical Infrastructure to include Hospitals, DOT, Communication Centers, etc.
-	Airports
-	Industry
-	Small Business Owner
-	Farms to include winery, organic crops, and cattle

Residential applications may apply but until tax credits can be obtained by completing a NYSERDA certification per Small Wind Certification Council (SWCC), scalable quantities will not be recognized. The void in these commercial market segments provide a unique opportunity for scalable and subsequent sales of our Hybrid product.

Additional demand for Micro-Grid applications by developing countries and municipalities have developed as they seek to implement technologies for their critical energy needs. The Hybrid is an ideal fit for both municipalities and off-grid applications in more rural areas in developing countries. This is an exciting opportunity for the Hybrid and interest has increased dramatically since it was introduced internationally leading to $1.5B in potential sales and $11M in quotes

Equipment Financing

The Company has no existing equipment financing arrangements.

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Legal Proceedings

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our directors, officers or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

THE COMPANY

Relationship with Tiber Creek Corporation

The Company entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to become a public reporting company, including: causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

Under the agreement, Tiber Creek is entitled to receive cash fees from the Company at the time the engagement agreement was signed. In addition, Tiber Creek and MB Americus, LLC, a California limited liability company (“MB Americus”), were issued an aggregate total of 250,000 shares.

Intellectual Property

SkyWolf holds the following patents which have been issued by the U.S. Patent and Trademark Office (USPTO):

•	“High efficiency wind turbine having increased laminar air flow,” US 8,672,624 B2, issued March 18, 2014.

•	“Multiple mixing internal external fluid driven high efficiency wind turbine having reduced downstream pressure,” US 8,721,279 B2, issued May 13, 2014.

•	“High efficiency wind turbine including photovoltaic cells,” US 8,851,836 B2, issued October 7, 2014.

•	“Housing for a high efficiency wind turbine,” US 9,322,391 B2, issued April 26, 2016.

SkyWolf also has the following patent pending:

•	“Multiple mixing internal external fluid driven high efficiency wind turbine having reduced downstream pressure,” International Patent Application US2012/033862, receipt date April 17, 2012.

Research and Development

In 2015 and 2016, the Company spent $164,884 and $2,763 in research and development expenses, respectively.

Employees

Currently, the Company has six employees. We have an employment agreement with Mr. Paul Morrell, our Vice President of Business Development. No other employees have employment agreements with the Company.

Property

The Company does not currently own any real property.

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The Company is a party to a month to month lease agreement regarding the rental of 5,000 square feet of space in Geneseo, New York. The monthly rent under the agreement is $1,500 per month.

Subsidiaries

The Company has no subsidiaries.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act, a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies.

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(A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter).

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

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PLAN OF OPERATION

Business Plan

The Company is an early-stage company, starting to generate sales and revenue by implementing its market commercialization strategies to continue to design, develop, market, manufacture and sell its Hybrid wind turbine in regional, national and international markets.

In the future, the Company plans to increase revenue and raise capital to support its plan of operations. The Company also plans to raise capital under this Offering and use the proceeds of to obtain certification by the Small Wind Certification Council (SWCC), and European CE marking, add additional staff required to grow the Company, including positions in sales, marketing and administration, working capital and to fund research and development activities to create new applications, such as a hydro unit.

From the beginning, the Company has adopted a cash basis policy to ensure no debt would accumulate and leverage the developing business. Terms of our orders include a 60% down payment which is used to pay for all of the parts required to fill the order. 30% payment is required upon shipment of the order and the remaining 10% is paid by our customers when the wind turbine is deemed operational. Gross profits are between 10 to 30% per unit and the overhead costs for the current business model is minimal $250,000 annually. Since all vendors are paid in full from opening order deposits, overhead still needs to be covered and with normal delays in start-up due to issues with shipping, construction and weather. Further, taking into account cancelled orders and some start-up issues due to a defective part, we project that we need to sell at least approximately 35-45 units per year in order to meet our annual businesses expenses.

Potential Revenue

We have begun limited production in late 2015 at our current facility and have sold 3 units in 2016 in NY State. During the fiscal year ended December 31, 2016, the Company generated revenues of $99,800. We anticipate securing an additional order for 6 units totaling $320,000 in early 2017. This projection is based on an average sales price of $45,000 per unit.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and related notes to the financial statements included elsewhere in this Registration Statement.  Some of the statements under “Management’s Discussion and Analysis,” “Description of Business” and elsewhere herein may include forward-looking statements which reflect our current views with respect to future events and financial performance. These statements include forward-looking statements both with respect to us specifically and the renewable energy industry in general. Statements which include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. The safe harbor provisions of the federal securities laws do not apply to any forward-looking statements contained in this Registration Statement. All forward-looking statements address such matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read herein reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our written and oral forward-looking statements attributable to us or individuals acting on our behalf and such statements are expressly qualified in their entirety by this paragraph.

The Company is an early-stage company and was incorporated in the State of New York in 2010. During the fiscal year ended December 31, 2016, the Company generated revenues of $99,800 and incurred operating losses of $471,943 as part of its operating activities.

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We believe that our current cash and cash equivalents, anticipated cash flow from operations and the proceeds from the sale of the maximum amount of shares being offered hereunder will only be sufficient to meet our anticipated cash needs for the next 18-24 months. Our management has determined that the maximum amount of funds received from this offering would be sufficient to cover our intended plan of operations contemplated hereby.

Results of Operation

For the three months ended March 31, 2017 as compared to the three months ended March 31, 2016

Total revenue for the three months ended March 31, 2017 and March 31, 2016 was $0 and $0, respectively. We had not realized any revenues during these periods because we recently shifted the focus of our operations from the research and development phase of launching our product to the marketing and commercialization phase.

Total operating expenses for the three months ended March 31, 2017 were $174,114, which was comprised of $0 in research and development expenses, $104,630 in compensations and benefits and $69,484 in other general and administrative expenses. In comparison, total operating expenses for the three months ended March 31, 2017 were $125,701, which was comprised of $2,070 in research and development expenses, $85,049 in compensations and benefits and $38,582 in other general and administrative expenses. The overall increase in operating expenses can be attributed to the Company’s shift in its operating activities from its focus on research and development activities to increases in costs related to the commercialization of its Hybrid product.

For the twelve months ended December 31, 2016 as compared to the twelve months ended December 31, 2015

Total revenue for the twelve months ended December 31, 2016 and December 31, 2015 was $99,800 and $0, respectively. The increase in our revenues in 2016 is related to the shift in our operating activities towards the commercialization of our product. In 2015, we had not realized any revenues because we were still in the research and development phase of launching our product.

Total operating expenses for the twelve months ended December 31, 2016 were $509,164, which was comprised of $2,763 in research and development expenses, $345,810 in compensations and benefits and $160,591 in other general and administrative expenses. In comparison, total operating expenses for the twelve months ended December 31, 2015 were $711,872, which was comprised of $164,884 in research and development expenses, $290,939 in compensations and benefits and $256,049 in other general and administrative expenses. The overall decrease in operating expenses can be attributed to the Company’s shift in its operating activities from its focus on research and development activities to the commercialization of its Hybrid product.

Liquidity and Capital Resources

As of March 31, 2017 as compared to December 31, 2016

Our balance sheet as at March 31, 2017 reflects $144,717 in cash, as compared to $3,859 as of December 31, 2016. The increase in liquidity reflects proceeds received from sales of the Company’s common stock.

As of December 31, 2016 as compared to as of December 31, 2015

Our balance sheet as at December 31, 2016 reflects $3,859 in cash, as compared to $100,486 as of December 31, 2015. The decrease in liquidity reflects expenditures related to the Company’s operating expenses.

Cash Flow from Operating Activities

For the three months ended March 31, 2017 as compared to the three months ended March 31, 2016

During the three months ended March 31, 2017, the cash flows used in the Company’s operating activities was $134,929. The cash flows used in the Company’s operating activities for the three months ended March 31, 2017 was $136,976. The change in the use of cash flows for operating activities between these periods is not significant for the purposes of comparison.

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For the twelve months ended December 31, 2016 as compared to the twelve months ended December 31, 2015

During the 12 months ended December 31, 2016, the cash flows used in the Company’s operating activities was $425,724. The cash flows used in the Company’s operating activities for the twelve month period ending December 31, 2015 was $745,131. The decrease in the use of cash flows for operating activities can be attributed to the Company’s shift in its operating activities from its focus on research and development activities to the commercialization of its Hybrid product.

Cash Flow from Investing Activities

For the three months ended March 31, 2017 as compared to the three months ended March 31, 2016

During the three months ended March 31, 2017, the net cash used in investing activities by the Company was $0. The net cash used in investing activities by the Company for the three months ended March 31, 2016, was $0.

For the twelve months ended December 31, 2016 as compared to the twelve months ended December 31, 2015

During the twelve months ended December 31, 2016, the net cash used in investing activities by the Company was $0. The net cash used in investing activities by the Company for the twelve months ending December 31, 2015, was $50,241. The decrease in the use of cash flow for investing activities is related to decreases in purchases of property and equipment and similar expenses.

Cash Flow from Financing Activities

For the three months ended March 31, 2017 as compared to the three months ended March 31, 2016

During the three months ended March 31, 2017, the net cash provided by financing activities by the Company was $275,787. The net cash provided by financing activities for the three months ended March 31, 2016 was $136,562. The increase in net cash provided by financing activities is related to increases in proceeds received from sales of our common stock.

For the twelve months ended December 31, 2016 as compared to the twelve months ended December 31, 2015

During the twelve month period ended December 31, 2016, the net cash provided by financing activities by the Company was $329,097. The net cash provided by financing activities for the year ended December 31, 2015 was $739,126. The decrease in net cash provided by financing activities is related to decreases in proceeds received from sales of our stock.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive acquisitions and activities. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Future Financings

We will continue to rely on equity sales of our common shares and debt proceeds in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations and other activities.

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Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Disagreements with Accountants on Accounting and Financial Disclosure

Other than the disclosure of uncertainty regarding the ability for us to continue as a going concern which was included in our accountant’s report on the financial statements for the years ended December 31, 2016 and 2015; Anton & Chia LLP’s reports on the financial statements of the Company for the years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit and review of the financial statements of the Company through December 31, 2016, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with Anton & Chia's opinion to the subject matter of the disagreement.

In connection with the audited financial statements of the Company for the years ended December 31, 2016 and 2015, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of the foregoing disclosures to Anton & Chia LLP prior to the date of filing of this Registration Statement on Form S-1, and requested that Anton & Chia LLP furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agreed with the statements in this Registration Statement on Form S-1. A copy of the letter furnished in response to that request is filed herewith.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Use of Estimates – The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash – For financial statement presentation purposes, the Company considers all short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents. The Company maintains its cash and cash equivalents in bank deposit accounts, which at times may exceed federally-insured limits. The Company believes it is not exposed to any significant credit risk as a result of any non-performance by the financial institution.

Inventory – Inventory consists of completed turbines and unassembled parts and is stated at the lower of cost or market value. The Company capitalizes applicable direct and indirect costs incurred in inventory production.

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Property and Equipment – Property and equipment consists of software and equipment. Depreciation is recorded on accelerated methods over periods considered by management to be the assets' useful lives. Expenditures for repairs, minor items and maintenance are charged to operations as incurred. Any gain or loss upon sale or retirement due to obsolescence is recorded in operating results in the period it takes place. Software is being depreciated over three years and equipment is being depreciated over five years.

Impairment of Long-Lived Assets – Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net discounted cash flows expected to be generated by the asset, including its ultimate disposition. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of an asset exceeds the fair value of the asset. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the asset.

Fair Value of Financial Instruments – The carrying value of cash, prepaid expenses, accounts payable and accrued expenses are reasonable estimates of their fair value due to their short maturity. The carrying value of loans from the principal shareholder depends on the Company's ability to generate cash.

Revenue Recognition – Revenue is recognized when all the following conditions are satisfied: (1) there is persuasive evidence of an arrangement, (2) a service or product has been provided to a customer, (3) the sale price to be paid by the customer is fixed or determinable, and (4) collection of the sale price is reasonably assured. Amounts collected prior to satisfying these conditions are recorded as customer deposits.

Allowance For Doubtful Accounts – as of December 31, 2016 and 2015 there are no anticipated bad debts so an allowance for doubtful accounts was not recorded.

Advertising Costs – Advertising costs are expensed when incurred. Advertising costs were $16,133 and $17,668 for the years ended 2016 and 2015, respectively, and are included in other general and administrative expenses on the statements of operations.

Research and Development Costs – All costs of research and development are charged to operations as incurred. Research and development costs consist of expenses for inventing and testing turbine prototypes, including the materials and other direct costs of constructing prototype turbines, as well as related equipment employed in research and development activity.

Income Taxes – The Company accounts for income taxes using the "asset and liability approach." That requires recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. This method uses statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax rates upon enactment. Deferred assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carryforwards. Deferred income tax expense for a year is the net change in that year's deferred asset and liability balances.

The Company has a deferred tax asset for potential future tax savings of its net operating loss and tax credit carryforwards. However, due to the uncertainty of future profits to absorb the carryforwards, an equal valuation allowance reduces the value of the deferred tax asset to zero.

Deferred Revenue – Customer Deposits – The Company has received $40,000 in deposits for sales orders that are in process as of December 31, 2016.

Basic and Diluted Loss per Share – Basic earnings or loss per share reflect the weighted average of shares issued and outstanding during the period. Diluted earnings per share are computed including the additional shares that would have been outstanding if dilutive potential shares (option or warrant shares, for example) were issued. No dilutive potential shares exist.

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Recently Issued Accounting Pronouncements

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash” (“ASU 2016-18”). The new guidance is intended to reduce diversity in practice by adding or clarifying guidance on classification and presentation of changes in restricted cash on the statement of cash flows. ASU 2016-18 is effective for annual and interim periods beginning after December 15, 2017. Early adoption is permitted. The amendments in this update should be applied retrospectively to all periods presented. The Company is currently evaluating the impact of adopting ASU 2016-18, which will only impact the Company if it has restricted cash in the future.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. The Company is currently in the process of evaluating the impact of ASU 2016-15 on its condensed financial statements.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. This standard is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. Under U.S. GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. Financial reporting under this presumption is commonly referred to as the going concern basis of accounting. The going concern basis of accounting is critical to financial reporting because it establishes the fundamental basis for measuring and classifying assets and liabilities. Currently, U.S. GAAP lacks guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern or to provide related footnote disclosures. This ASU provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The Company is currently evaluating the impact of this accounting standard.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Year Commenced

Gerald Brock	67	President, CEO & Director	2010
Paul Morrell	54	Vice President of Business Development	2015
Amy Brock	36	Secretary & Treasurer	2011

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Gerald Brock, President, Chief Executive Officer and Director

Gerald Brock currently serves as President, CEO and Director of the Company which are positions held since forming the company in 2010. He is an experienced inventor, entrepreneur and senior executive, bringing tireless energy, a positive attitude and visionary leadership to the Company. Mr. Brock has spent over 12 years in the wind energy industry utilizing his expertise in this area to develop a technology that overcomes the pitfalls of traditional turbines, with a focus on achieving higher efficiencies. He continues to be involved in research and development at the Company, helping to guide product innovation. Mr. Brock has been awarded four patents, and has several more pending. He has developed key strategic partnerships and distributorships for SkyWolf, including an International Representation Agreement with a Bogota, Colombia based company which grants them international selling rights in several countries.

Paul Morrell, Vice President of Business Development

Paul J. Morrell is Vice President of Business Development at SkyWolf Wind Turbine Corporation, a position held since May of 2015. Mr. Morrell’s expertise for the last 30 years is in international business development, technical sales, marketing as well as extensive experience with the Economic Development Center and Government relations. Utilizing his international business experience, a number of sales opportunities have developed at an estimated potential of $1.5B which has resulted in $11M worth of quotes. His connections within New York State have helped to open doors into several state departments such as Corrections, Parks, NYPA and NYSERDA. This activity has identified a number of grant opportunities and an active quote for all of the 54 prisons in NYS. His energy and experience will continue to help drive additional sales channels for both domestic and international opportunities.

Amy Brock, Secretary and Treasurer

Ms. Brock has an AAS degree graduated from Genesee Community College in Business Administration and was formerly the corporate secretary for a wind turbine corporation. Her past experience in the renewable energy industry is a valuable asset for SkyWolf. At SkyWolf, she is responsible for a wide variety of administrative tasks including financials, records management, investor relations functions, human resource functions, payroll facilitation and office manager duties.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

Advisory Board

The Company has assembled an advisory board. The following individuals serve at the Company’s discretion on such board:

Sam DiLiberto

Mr. DiLiberto has owned several successful businesses over his career which included a chemical mixing company, importing of wigs & hair products, fitness clubs, retail furniture, and waterbed distribution. For the last 20 years Mr. DiLiberto has owned and operated TSS foam Industries, which has 35 employees. His forty-six years of start-up experience will be invaluable.

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Nicholas Masucci

Mr. Masucci, recently capped a 24 year career as ABB Biomass and Renewable Energy Development Manager. He was responsible for bringing new green and “disruptive” technologies to the forefront utilizing ABB Process and Controls portfolio. This portfolio includes DCS (Distributed Control System); Process Control Software and Engineering. Projects involved R & D startup technology working across all ABB divisions to support green project success that would go to market in a renewable sustainable way. Negotiations in feed stock and off take agreements, creative finance and performance guarantees as well as vetting appropriate technology for the projects was key. Through this experience he has a unique perspective on synergies between technology design, finance, operations and manufacturing. Nick has acquired more than 35 years of experience working with marketing, manufacturing, and operations through multiple international companies. His areas of expertise include Wind, Solar, Micro grid, Waste to Energy, Biomass and Algae innovation segments.  He has extensive experience in promoting new business and technology in the renewable energy space.

Arnold Gray

Mr. Gray holds a Masters Degree in Accounting from the State University of New York at Albany, and has more than three decades of public accounting experience. He specializes in federal and state taxation and financial management, and has assisted clients in tax-oriented transactions such as leveraged leases, reorganizations, real estate syndications and renovations, and business purchases and sales. He is also knowledgeable about partnerships, not-for-profit organizations, and local government organizations.

Joseph Blaha

Joseph has a M.S.E.E. from Union College in Schenectady NY and worked for General Electric in the Power Generation Division for 19 years. In addition, he spent 16 years in health care where he was the Facility Manager of a Pressure Management Device Division for Lumex Inc., a premier medical device company. He has extensive experience with patents, power generation, manufacturing, quality and brings additional technical support to SkyWolf.

Term of Office

Each director serves for a term of one year and until his successor is elected at the Annual Shareholders’ Meeting and is qualified, subject to removal by the shareholders.   Each officer serves for a term of one year and until his successor is elected at a meeting of the Board of Directors and is qualified. Each member of the Advisory Board serves at the discretion of the Board of Dirtectors.

Limitation of Liability and Indemnification Matters

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Family Relationships

Gerald Brock, a director and officer of the Company, is the father of Amy Brock, an officer of the Company.

Other than the family relationship described above, there are no family relationships among our Directors or executive officers.

Identification of Significant Employees

The Company currently has six full-time employees, not including independent sales consultants.

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Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

•	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	Had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	Been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any

•	Registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Independence of Directors

We have no independent directors. Mr. Gerald Brock, our sole director, is not an independent director because he is also an officer of the Company.

 Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Board of Directors can adequately perform the functions of such committees.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

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A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President and Director, at the address appearing on the first page of this filing.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies.

Code of Ethics

Our Board of Directors has not adopted a code of ethics. We anticipate that we will adopt a code of ethics when we increase either the number of our Directors or the number of our employees.

EXECUTIVE COMPENSATION

The following table sets forth all compensation paid by the Company for the fiscal years of 2016 and 2015.

Summary Executive Compensation Table:

Name and principal position (a)	Year ended December 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Gerald Brock	2016	120,758.04	0	0	0	0	0	0	120,758.04
(1)	2015	99,857.61	0	0	0	0	0	0	99,857.61
Paul Morrell	2016	48,893.52	0	0	0		0	0	48,893.52
(2)	2015	28,207.80	0	10,000	0	0	0	0	38,207.80
Amy	2016	40,960.00	0	0	0		0	0	40,960.00
Brock(3)	2015	39,700.00	0	0	0	0	0	0	39,700.00

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The table above does not include prerequisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation. There have been no changes in the Company’s compensation policy since the end of the Company’s last fiscal year, December 31, 2016.

(1) Gerald Brock is the Company’s President, CEO, and a Director.

(2) Paul Morrell is the Company’s Vice President of Business Development.

(3) Amy Brock is the Company’s Secretary and Treasurer.

Narrative Disclosure to Summary Compensation Table

We have an employment agreement with Mr. Paul Morrell, our Vice President of Business Development. No other employees have employment agreements with the Company. The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers as of December 31, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act may require our executive officers and Directors, and persons who own more than ten percent of our common stock to file reports of ownership and change in ownership with the Securities and Exchange Commission and the exchange on which the common stock is listed for trading. Executive officers, Directors and more than ten percent (10%) stockholders are required by regulations promulgated under the Exchange Act to furnish us with copies of all Section 16(a) reports filed. Based solely on our review of copies of the Section 16(a) reports filed for the fiscal year ended December 31, 2016, we believe that our executive officers, Directors and ten percent (10%) stockholders complied with all reporting requirements applicable to them.

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors also reserves the right to pay our executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, the Board of Directors reserves the right to grant stock options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

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Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award certain executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the number and percentage of outstanding shares of our common stock owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; and (b) all current directors and executive officers, as a group.

As of the date of this Prospectus, and including the securities described above, there were 75,777,750 shares of common stock issued and outstanding.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Security Ownership of Officers and Directors

Name and Address of Beneficial Owner	Title of class	Amount and Nature of Beneficial Ownership	Percentage of Class Before Offering (1)	Percentage of Class After Offering (2)
Gerald Brock (3) (4)	Common Stock	24,759,205	32.67%	28.8%
Paul Morrell (5)	Common Stock	200,000	.26%	.23%

(1)	Based upon 75,777,750 shares outstanding as of the date of this offering.
(2)	Assumes sale of all 1,500,000 Shares offered in the aggregate by the Company, and a total of 75,777,750 shares outstanding following the offering assuming all Shares offered in the aggregate by the Company are sold.
(3)	The address of the Company’s Officers and Directors is 156 Court Street, Geneseo, NY 14454.
(4)	Gerald Brock is the Company’s Chief Executive Officer, President and Director.
(5)	Paul Morrell is the Company’s Vice President of Business Development.

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner (1)	Title of class	Amount and Nature of Beneficial Ownership	Percentage of Class (2)	Percentage of Class After Offering (3)
Gerald Brock 156 Court Street, Geneseo, NY 14454	Common Stock	24,759,205	32.67%	28.8%

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(1)	Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.
(2)	Based upon 75,777,750 shares outstanding as of the date of this offering.
(3)	Assumes sale of all 1,500,000 Shares offered in by the Company in the offering, and a total of 77,277,750 shares outstanding following the offering assuming all Shares offered by the Company are sold.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

In the past, the Company has taken loans from a related party, Gerald Brock. Currently, the Company owes, as of December 31, 2016, loan amounts due to Mr. Brock in the amount of $446,000.

In 2016 and 2015 the Company advanced an affiliate $10,746 and $15,824, respectively, for operating expenses. The affiliate has been dissolved as of September 30, 2016. The advance of $15,824 was written off and included in other general and administrative expenses on the statements of operation during the year ended December 31, 2016.

In addition, the Company has a vendor that it contracts business with who is related to the majority shareholder. The vendor is also a shareholder of the Company. For the year ending December 31, 2016 and 2015, this vendor was paid $15,680 and $41,126 respectively, for contractor services.

The following shares were issued to, and are currently held by, persons related to Gerald Brock (an officer and director of the Company):

Richard Brock, Mr. Gerald Brock’s brother, was issued 115,000 shares of the Company’s common stock.

Melissa Brock and James Cucinotta, Mr. Gerald Brock’s niece and her husband, were collectively issued 105,000 shares of the Company’s common stock.

Other than the foregoing, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its common stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, Directors and significant stockholders. However, all of the transactions described above were approved and ratified by our Board of Directors. In connection with the approval of the transactions described above, our Board of Directors, took into account several factors, including their fiduciary duties to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

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We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

•	Disclosing such transactions in reports where required;

•	Disclosing in any and all filings with the SEC, where required;

•	Obtaining disinterested directors consent; and

•	Obtaining shareholder consent where required.

Director Independence

Quotations for the Company’s common stock are entered on the Over-the-Counter Bulletin Board inter-dealer quotation system, which does not have director independence requirements. For purposes of determining director independence, the Company applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. As a result, the Company does not have any independent directors. Our director, Gerald Brock, is also an executive officer of the Company.

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California (“Cassidy & Associates”), has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. James Cassidy, a member of the law firm of Cassidy & Associates, is an officer and director of Tiber Creek Corporation and may be considered the beneficial owner of 125,000 shares of common stock of the Company owned by Tiber Creek Corporation.

Interest of Counsel

Cassidy & Associates, counsel for the Company, who has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration or offering of such securities, had, or is to receive in connection with the offering, a substantial interest in the Company and was connected with the Company through James Cassidy, a partner of Cassidy & Associates.

EXPERTS

Anton & Chia LLC, an independent registered public accounting firm, has audited the balance sheet of SkyWolf Wind Turbine Corporation as of December 31, 2016 and December 31, 2015, respectively, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years ending December 31, 2016 and December 31, 2015, respectively.

The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of May 15, 2017, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

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The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the SEC. We also make available free of charge our annual, quarterly and current reports, and other information upon request. To request such materials, please contact Mr. Gerald Brock, our Chief Executive Officer.

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INDEX TO FINANCIAL STATEMENTS

SKYWOLF TURBINES CORPORATION

63

SKYWOLF WIND TURBINE CORP.
Balance Sheets

	March 31,
	2017	December 31,
	(Unaudited)	2016

ASSETS

Current Assets:
Cash	$144,717	$3,859
Accounts receivable	-	14,800
Inventory, net of reserve	121,801	109,122
Prepaid insurance	1,414	2,476
Total Current Assets	267,932	130,257

Property and equipment, net	20,919	22,700

TOTAL ASSETS	$288,851	$152,957

LIABILITIES AND SHAREHOLDERS' EQUITY (DEICIT)

Current Liabilities:
Accounts payable and accrued expenses	$41,270	$51,878
Current portion of loan payable	32,931	30,831
Deferred revenue - customer deposits	40,000	40,000
Shareholder loan	462,500	446,000
Total Current Liabilities	576,701	568,709

Long-Term Liabilities:
Loan payable	19,203	28,266
Total Long-Term Liabilities	19,203	28,266
Total Liabilities	595,904	596,975

Commitments and contingent liabilities	-	-

Shareholders' Equity (Deficit):
Common stock - $0.001 par value, 110,000,000 shares authorized, 75,240,250 and 72,192,500 shares issued and outstanding at March 31, 2017 and December 31, 2016 respectively	75,240	72,193
Additional paid-in capital	2,450,380	2,138,652
Accumulated deficit	(2,832,673)	(2,654,863)
Total Shareholders' Equity (Deficit)	(307,053)	(444,018)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$288,851	$152,957

The accompanying notes are an integral part of these financial statements

F-1

SKYWOLF WIND TURBINE CORP.
Statements of Operations

	For the Three Months Ended
	January to	January to
	March 31,	March 31,
	2017	2016
	(Unaudited)	(Unaudited)

Revenue	$-	$-

Cost of Sales	-	-

Gross Profit	-	-

Operating Expenses:
Research and development	-	2,070
Compensation and benefits	104,630	85,049
Other general and administrative	69,484	38,582
Total Operating Expenses	174,114	125,701

Loss From Operations	(174,114)	(125,701)

Other (Expense):
Interest expense	(3,696)	-
Total Other Expense	(3,696)	-

NET LOSS	$(177,810)	$(125,701)

Net Loss Per Share, Basic and Diluted	$0.01	$0.01

Weighted Average Outstanding Shares During The Year	73,736,497	72,192,500

The accompanying notes are an integral part of these financial statements

F-2

SKYWOLF WIND TURBINE CORP.
Statements of Changes in Shareholders' Equity (Deficit)
For the Period Ended March 31, 2017 (Unaudited) and December 31, 2016

			Additional		Total
	Common Stock		Paid-In	Accumulated	Shareholders'
	Shares	Par Value	Capital	Deficit	Equity

Balance - December 31, 2015	72,192,500	$72,193	$2,138,652	$(2,182,920)	$27,925

Net loss	-	-	-	(471,943)	(471,943)

Balance - December 31, 2016	72,192,500	$72,193	$2,138,652	$(2,654,863)	$(444,018)

Proceeds of common stock issued	2,662,500	2,662	263,588	-	266,250

Proceeds of common stock issued to employees, consultants and agents, net of offering costs	485,250	485	48,040	-	$48,525

Shares redeemed	(100,000)	(100)	100	-	-

Net loss	-	-	-	(177,810)	(177,810)

Balance - March 31, 2017	75,240,250	75,240	2,450,380	(2,832,673)	$(307,053)

The accompanying notes are an integral part of these financial statements

F-3

SKYWOLF WIND TURBINE CORP.
Statements of Cash Flows
For the Period Ending March 31, 2017 and 2016 (Unaudited)

	2017	2016

Cash flows from operating activities:
Net loss	$(177,810)	$(125,701)
Adjustments to reconcile net loss to net cash used in operating activities:
Non cash items:
Depreciation	1,781	1,781
Stock issued to employees, consultants and agents	48,525	-
Change in operating assets and liabilities:
Accounts receivable	14,800	-
Inventory	(12,679)	(461)
Prepaid expenses	1,062	-
Accounts payable and accrued expenses	(10,608)	(12,595)
Net cash used in operating activities	(134,929)	(136,976)

Cash flows from financing activities:
Loan to affiliate	-	(3,438)
Loan payable payments	(6,963)	-
Proceeds of common stock issuance	266,250	-
Proceeds on shareholder loan	16,500	140,000
Net cash provided by financing activities	275,787	136,562

Net increase (decrease) in cash	140,858	(414)

Cash, beginning of year	3,859	100,486

CASH, END OF PERIOD	$144,717	$100,072

Supplemental disclosures and cash flow information:
Interest paid	$3,696	$-
Taxes paid	$400	$-

The accompanying notes are an integral part of these financial statements

F-4

SKYWOLF WIND TURBINE CORP.

Notes to Financial Statements

March 31, 2017 and December 31, 2016

Note 1 – Description of Business:

Skywolf Wind Turbine Corp. (“Skywolf” or “the Company”) designs, manufactures and sells mid-size ("small wind") wind turbines for electric power production, including wind-solar hybrid turbines. Its products are used in generating electricity to power homes and businesses, as well as charge batteries, and are sold through a network of distributors.

The Company was incorporated in New York State in 2010 and is located in Geneseo, New York. Its founder, Gerald E. Brock, serves as the sole director and president.

Note 2 – Summary of Significant Accounting Policies:

The accompanying financial statements have been prepared in accordance with the accrual basis of accounting, which is in accordance with accounting principles generally accepted in the United States of America ("GAAP").

Use of Estimates – The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash – For financial statement presentation purposes, the Company considers all short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents. The Company maintains its cash and cash equivalents in bank deposit accounts, which at times may exceed federally-insured limits. The Company believes it is not exposed to any significant credit risk as a result of any non-performance by the financial institution.

Inventory – Inventory consists of completed turbines and unassembled parts and is stated at the lower of cost or market value. The Company capitalizes applicable direct and indirect costs incurred in inventory production.

Property and Equipment – Property and equipment consists of software and equipment. Depreciation is recorded on accelerated methods over periods considered by management to be the assets' useful lives. Expenditures for repairs, minor items and maintenance are charged to operations as incurred. Any gain or loss upon sale or retirement due to obsolescence is recorded in operating results in the period it takes place. Software is being depreciated over three years and equipment is being depreciated over five years.

F-5

SKYWOLF WIND TURBINE CORP.

Notes to Financial Statements

March 31, 2017 and December 31, 2016

Note 2 – Summary of Significant Accounting Policies (Continued):

Impairment of Long-Lived Assets – Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net discounted cash flows expected to be generated by the asset, including its ultimate disposition. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of an asset exceeds the fair value of the asset. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the asset.

Fair Value of Financial Instruments – The carrying value of cash, prepaid expenses, accounts payable and accrued expenses are reasonable estimates of their fair value due to their short maturity. The carrying value of loans from the principal shareholder depends on the Company's ability to generate cash.

Revenue Recognition – Revenue is recognized when all the following conditions are satisfied: (1) there is persuasive evidence of an arrangement, (2) a service or product has been provided to a customer, (3) the sale price to be paid by the customer is fixed or determinable, and (4) collection of the sale price is reasonably assured. Amounts collected prior to satisfying these conditions are recorded as customer deposits.

Allowance For Doubtful Accounts – As of March 31, 2017 and December 31, 2016 there are no anticipated bad debts. Therefore, an allowance for doubtful accounts was not recorded.

Advertising Costs – Advertising costs are expensed when incurred. Advertising costs were $1,607 and $7,591 for the periods ending March 31, 2017 and 2016, respectively.

Research and Development Costs – All costs of research and development are charged to operations as incurred. Research and development costs consist of expenses for inventing and testing turbine prototypes, including the materials and other direct costs of constructing prototype turbines, as well as related equipment employed in research and development activity.

Income Taxes – The Company accounts for income taxes using the "asset and liability approach." That requires recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. This method uses statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax rates upon enactment. Deferred assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carryforwards. Deferred income tax expense for a year is the net change in that year's deferred asset and liability balances.

F-6

SKYWOLF WIND TURBINE CORP.

Notes to Financial Statements

March 31, 2017 and December 31, 2016

Note 2 – Summary of Significant Accounting Policies (Continued):

The Company has a deferred tax asset for potential future tax savings of its net operating loss and tax credit carryforwards. However, due to the uncertainty of future profits to absorb the carryforwards, an equal valuation allowance reduces the value of the deferred tax asset to zero.

Deferred Revenue – Customer Deposits – The Company has received $40,000 in deposits for sales orders that are in process.

Basic and Diluted Loss per Share – Basic earnings or loss per share reflect the weighted average of shares issued and outstanding during the period. Diluted earnings per share are computed including the additional shares that would have been outstanding if dilutive potential shares (option or warrant shares, for example) were issued. No dilutive potential shares exist.

Recent Accounting Pronouncements – In November 2016, the FASB issued Accounting Standards Updated No. 2016-18, “Statement of Cash Flows (Topic 230) Restricted Cash” (“ASU 2016-18”). The new guidance is intended to reduce diversity in practice by adding or clarifying guidance on classification are presentation of changes in restricted cash on the statement of cash flows. ASU 2016-18 is effective for annual and interim periods beginning after December 1, 20117. Early adoption is permitted. The amendments in this update should be applied retrospectively to all periods presented. The Company is currently evaluating the impact of adopting ASU 2016-18, which will only impact the Company if it has restricted cash in the future.

In August 2016, the FASB issued ASU 2016-15, “statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments: (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. The Company is currently in the process of evaluating the impact of ASU 2016-15 on its condensed financial statements.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern:. This standard is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. Under U.S. GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. Financial reporting under this presumption is commonly referred to as the going concern basis of accounting. The going concern basis of accounting is critical to financial reporting because it establishes the fundamental basis for measuring and classifying assets and liabilities. Currently, U.S. GAAP lacks guidance about management responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern or to provide related footnote disclosures. This ASU provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing are content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The amendments are effective for annual period ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual interim reporting periods for which the financial statements have not previously been issued. The Company is currently evaluating the impact of this accounting standard.

F-7

SKYWOLF WIND TURBINE CORP.

Notes to Financial Statements

March 31, 2017 and December 31, 2016

Note 2 – Summary of Significant Accounting Policies (Continued):

In May 2014, the Financial Accounting Standards Board, or FASB, issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), or ASU 606, ASU 606 provides guidance outlining a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers that supersedes most current revenue recognition guidance. This guidance requires us to recognize revenue when we transfer promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The original effective date of the guidance would have required us to adopt at the beginning of our first quarter of fiscal 2017; however, the FASB approved an optional one-year deferral of the effective date. Additionally, the new guidance requires enhanced disclosures, including revenue recognition policies to identify performance obligations to customers and significant judgements in measurements and recognition. The new guidance may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption.

In February 2016, FASB issued ASU No. 2016-02, Leases (Topic 842). The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from leases. ASU 2016-02 is effective for public companies for annual reporting periods beginning after December 15, 2018, and interim periods within those fiscal years. The guidance may be adopted prospectively or retrospectively and early adoption is permitted. The Company is currently assessing the impact the adoption of ASU 2016-02 will have on its financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

F-8

SKYWOLF WIND TURBINE CORP.

Notes to Financial Statements

March 31, 2017 and December 31, 2016

Note 3 – Going Concern:

The financial statements were prepared assuming that the Company will continue as a going concern. The Company has incurred losses over its entire history. These losses raise substantial doubt about the Company's ability to continue operating. Survival of the Company depends on obtaining additional financing and achieving profitable operations. There is no assurance that the Company will raise sufficient capital or achieve profitability.

The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 4 – Inventory:

Inventory consists of the following at March 31, 2017 and 2016:

	2017	2016

Parts	$121,801	$109,122
Inventory reserve	-	-
Inventory, net	$121,801	$109,122

As of March 31, 2017 and December 31, 2016 an inventory reserve is not recorded because a full physical inventory was taken as of December 31, 2016 and only usable inventory was valued at cost.

Note 5 – Property and Equipment:

Property and equipment consists of the following:

	2017	2016

Software	$1,795	$1,795
Equipment	32,622	32,622
	34,417	34,417
Accumulated depreciation	(13,498)	(11,717)
	$20,919	$22,700

Depreciation expense for the period ended March 31, 2017 and 2016 was $1,781 for both periods and is included in other general and administrative expenses on the statements of operations.

F-9

SKYWOLF WIND TURBINE CORP.

Notes to Financial Statements

March 31, 2017 and December 31, 2016

Note 6 – Shareholder Loan:

Unsecured loan balances on open account from the founder and major shareholder at March 31, 2017 and 2016 were $462,500 and $446,000, respectively. Additional proceeds to the Company for the periods ending March 31, 2017 and 2016 were $16,500 and $140,000, respectively, for working capital. The loans are non-interest bearing and have no repayment terms.

Note 7 – Loan Payable:

On September 16, 2016 the Company obtained a $66,100 term loan from a financing company. The loan’s interest rate is 28.70% and will be paid on weekly installments of $820. The loan payback period is 24 months of which $32,931 is due within the next twelve months. The loan will be paid in full by September of 2018. The loan also includes a remaining loan premium of $10,998 which represents interest that is due on the loan and must be paid in full. Interest expense amounted to $3,696 and $0 for the periods ending March 31, 2017 and 2016, respectively and which is included in other general and administrative expenses on the statement of operations.

A prepayment penalty of 2.5% of the originated loan amount will be assessed during the first half of the loan term (the “Prepayment Penalty Period”). Upon expiration of the Prepayment Penalty Period, prepayment can occur without penalty. The Company granted a security interest to the financing company according to the Business Loan Agreement dated September 15, 2016.

Note 8 – Stockholders’ Equity:

During the first quarter of 2017, 2,981,500 shares of stock were issued in exchange for $266,250.

In addition, 485,250 shares of stock were issued to employees, consultants and agents. A fair market value of $0.10 was used to impute compensation costs and professional fees of $48,525. This amount has been expensed in the statements of operations.

In 2016, the Company has not issued any shares of common stock.

Note 9 – Commitments and Contingencies:

The lease for the Company's facility in Geneseo, NY is month to month. The lease amount is $1,500 per month.

Note 10 – Earnings Per Share:

	March 31,	March 31,
	2017	2016

Basic and fully diluted earnings (loss) per share were:
Net loss	$177,810	$125,701
Weighted average number of common shares	73,736,497	72,192,500

F-10

SKYWOLF WIND TURBINE CORP.

Notes to Financial Statements

March 31, 2017 and December 31, 2016

Note 11 – Related Party

In 2016 the Company advanced an affiliate $10,746 for operating expenses. The affiliate has been dissolved as of September 30, 2016. The advance was written off to other general and administrative expenses in September, 2016.

In addition, the Company has a vendor that it contracts business with who is related to the majority shareholder. The vendor is also a shareholder of the Company. For the year ending December 31, 2016, this vendor was paid $15,680. For the period ending March 31, 2017 this vendor was paid $2,620. The payments were for contractor services.

Note 12 – Subsequent Events

In the second quarter of 2017, the Company issued 250,000 shares of common stock, valued at $25,000, to two shareholders pursuant to an agreement with Tiber Creek Corporation.

In the second quarter of 2017, the Company issued 337,500 shares of common stock in exchange for $28,000.

Subsequent events have been evaluated through the date the financial statements issuance on the auditor’s opinion.

F-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of Skywolf Wind Turbine Corporation

We have audited the accompanying balance sheets of Skywolf Wind Turbine Corporation (the "Company") as of December 31, 2016 and 2015, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended; in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company has not yet generated enough revenues from its operations to cover its operating expense and has incurred an accumulated deficit of $2,654,863 since inception. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3 to the financial statements, which include continuing to obtain additional financing and achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California

May 15, 2017

F-12

SKYWOLF WIND TURBINE CORP.

BALANCE SHEETS

December 31, 2016 and 2015

	2016	2015

ASSETS

Current Assets:
Cash	$3,859	$100,486
Accounts receivable	14,800	-
Due from affiliate	-	15,824
Inventory	109,122	106,785
Prepaid insurance	2,476	2,476
Total Current Assets	130,257	225,571

Property and Equipment, net	22,700	29,822

TOTAL ASSETS	$152,957	$255,393

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts payable and accrued expenses	$51,878	$51,468
Current portion of long-term debt	30,831	-
Deferred revenue- customer deposits	40,000	-
Shareholder loan	446,000	176,000
Total Current Liabilities	568,709	227,468

Long-term Liabilities:
Loan payable	$28,266	$-
Total Long-Term Liabilities	28,266	-

Total Liabilities	596,975	454,936

Commitments and contingent liabilities	-	-

Shareholders’ Equity (Deficit)
Common stock- $0.001 par value, 110,000,000 shares authorized, 72,192,500 shares issued and outstanding at December 31, 2016 and 2015 respectively	72,193	72,193
Additional paid-in capital	2,138,652	2,138,652
Accumulated deficit	(2,654,863)	(2,182,920)
Total Shareholders' Equity (Deficit)	(444,018)	27,925

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$152,957	$255,393

The accompanying notes are an integral part of these financial statements

F-13

SKYWOLF WIND TURBINE CORP.

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2016 and 2015

	2016	2015

Revenue	$99,800	$-

Cost of Sales	62,579	-

Gross Profit	37,221	-

Operating Expenses:
Research and Development	2,763	164,884
Compensation and benefits	345,810	290,939
Other general and administrative	160,591	256,049
Total Operating Expenses	509,164	711,872

Loss from Operations	(471,943)	(711,872)

Net loss	$(471,943)	$(711,872)

Net Loss per share, Basic and Diluted	$(0.01)	$(0.01)

Weighted Average Outstanding Shares During the Year	72,192,500	72,192,500

The accompanying notes are an integral part of these financial statements

F-14

SKYWOLF WIND TURBINE CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

For the Years Ended December 31, 2016 and 2015

					Total
					Stock-
	Common Stock		Additional Paid-In	Accumulated	holders' Equity
	Shares	Par Value	Capital	Deficit	(Deficit)

Balance - December 31, 2014	61,113,850	$66,114	$1,562,481	$(1,471,048)	$157,547

Proceeds of common stock issued	5,289,500	5,290	521,460	-	526,750
Proceeds of common stock issued to employees and contractors	789,150	789	54,711	-	55,500
Net loss	-	-	-	(711,872)	(711,872)

Balance - December 31, 2015	72,192,500	$72,193	$2,138,652	$(2,182,920)	$27,925

Net loss	-	-	-	(471,943)	(471,943)

Balance - December 31, 2016	72,192,500	$72,193	$2,138,652	$(2,654,863)	$(444,018)

The accompanying notes are an integral part of these financial statements

F-15

SKYWOLF WIND TURBINE CORPORATION

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2016 and 2015

	2016	2015

Cash flows from operating activities:
Net loss	$(471,943)	$(711,872)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	7,123	4,595
Writeoff of due from affiliate	26,570	-
Provision for inventory reserve	-	51,328
Change in operating assets and liabilities:
Accounts receivable	(14,800)	-
Prepaid expenses	-	56
Inventory	(2,337)	(80,330)
Accounts payable and accrued expenses	408	(8,908)
Deferred revenue	40,000	-
Net cash used in operating activities	(414,979)	(745,131)

Cash flows from investing activities:
Advance to affiliate	(10,746)	(15,824)
Purchase of property and equipment	-	(34,417)
Net cash used in investing activities	(10,746)	(50,241)

Cash flows from financing activities:
Proceeds from loan	66,100	-
Loan payments	(7,002)	-
Proceeds from common stock issuance	-	526,750
Stock issued to employees and contractors	-	55,500
Proceeds on shareholder loans	290,000	176,000
Proceeds from stock subscriptions	-	51,300
Repayment of shareholder loans	(20,000)	(70,424)
Net cash provided by financing activities	329,098	739,126

Net decrease in cash	(96,627)	(56,246)

Cash, beginning of year	100,486	156,732

CASH, END OF YEAR	$3,859	$100,486

Supplemental disclosures and cash flow information:
Interest paid	$4,476	$-
Income taxes paid	$164	$125
Stock issued to agents, contractors and employees	$-	$23,415

The accompanying notes are an integral part of these financial statements

F-16

SKYWOLF WIND TURBINE CORP.

Notes to Financial Statements

December 31, 2016 and 2015

Note 1 – Description of Business:

Skywolf Wind Turbine Corp. (“Skywolf” or “the Company”) designs, manufactures and sells mid-size ("small wind") wind turbines for electric power production, including wind-solar hybrid turbines. Its products are used in generating electricity to power homes and businesses, as well as charge batteries, and are sold through a network of distributors.

The Company was incorporated in New York State in 2010 and is located in Geneseo, New York. Its founder, Gerald E. Brock, serves as the sole director and president.

Note 2 – Summary of Significant Accounting Policies:

The accompanying financial statements have been prepared in accordance with the accrual basis of accounting, which is in accordance with accounting principles generally accepted in the United States of America ("GAAP").

Use of Estimates – The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash – For financial statement presentation purposes, the Company considers all short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents. The Company maintains its cash and cash equivalents in bank deposit accounts, which at times may exceed federally-insured limits. The Company believes it is not exposed to any significant credit risk as a result of any non-performance by the financial institution.

Inventory – Inventory consists of completed turbines and unassembled parts and is stated at the lower of cost or market value. The Company capitalizes applicable direct and indirect costs incurred in inventory production.

Property and Equipment – Property and equipment consists of software and equipment. Depreciation is recorded on accelerated methods over periods considered by management to be the assets' useful lives. Expenditures for repairs, minor items and maintenance are charged to operations as incurred. Any gain or loss upon sale or retirement due to obsolescence is recorded in operating results in the period it takes place. Software is being depreciated over three years and equipment is being depreciated over five years.

F-17

SKYWOLF WIND TURBINE CORP.

Notes to Financial Statements

December 31, 2016 and 2015

Note 2 – Summary of Significant Accounting Policies (Continued):

Impairment of Long-Lived Assets – Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net discounted cash flows expected to be generated by the asset, including its ultimate disposition. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of an asset exceeds the fair value of the asset. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the asset.

Fair Value of Financial Instruments – The carrying value of cash, prepaid expenses, accounts payable and accrued expenses are reasonable estimates of their fair value due to their short maturity. The carrying value of loans from the principal shareholder depends on the Company's ability to generate cash.

Revenue Recognition – Revenue is recognized when all the following conditions are satisfied: (1) there is persuasive evidence of an arrangement, (2) a service or product has been provided to a customer, (3) the sale price to be paid by the customer is fixed or determinable, and (4) collection of the sale price is reasonably assured. Amounts collected prior to satisfying these conditions are recorded as customer deposits.

Allowance For Doubtful Accounts – as of December 31, 2016 and 2015 there are no anticipated bad debts so an allowance for doubtful accounts was not recorded.

Advertising Costs – Advertising costs are expensed when incurred. Advertising costs were $16,133 and $17,668 for the years ended 2016 and 2015, respectively, and are included in other general and administrative expenses on the statements of operations.

Research and Development Costs – All costs of research and development are charged to operations as incurred. Research and development costs consist of expenses for inventing and testing turbine prototypes, including the materials and other direct costs of constructing prototype turbines, as well as related equipment employed in research and development activity.

Income Taxes – The Company accounts for income taxes using the "asset and liability approach." That requires recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. This method uses statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax rates upon enactment. Deferred assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carryforwards. Deferred income tax expense for a year is the net change in that year's deferred asset and liability balances.

F-18

SKYWOLF WIND TURBINE CORP.

Notes to Financial Statements

December 31, 2016 and 2015

Note 2 – Summary of Significant Accounting Policies (Continued):

The Company has a deferred tax asset for potential future tax savings of its net operating loss and tax credit carryforwards. However, due to the uncertainty of future profits to absorb the carryforwards, an equal valuation allowance reduces the value of the deferred tax asset to zero.

Deferred Revenue – Customer Deposits – The Company has received $40,000 in deposits for sales orders that are in process as of December 31, 2016.

Basic and Diluted Loss per Share – Basic earnings or loss per share reflect the weighted average of shares issued and outstanding during the period. Diluted earnings per share are computed including the additional shares that would have been outstanding if dilutive potential shares (option or warrant shares, for example) were issued. No dilutive potential shares exist.

Recent Accounting Pronouncements - In May 2014, the Financial Accounting Standards Board, or FASB, issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), or ASU 606, ASU 606 provides guidance outlining a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers that supersedes most current revenue recognition guidance. This guidance requires us to recognize revenue when we transfer promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The original effective date of the guidance would have required us to adopt at the beginning of our first quarter of fiscal 2017; however, the FASB approved an optional one-year deferral of the effective date. Additionally, the new guidance requires enhanced disclosures, including revenue recognition policies to identify performance obligations to customers and significant judgements in measurements and recognition. The new guidance may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption.

Note 3 – Going Concern:

The financial statements were prepared assuming that the Company will continue as a going concern. The Company has incurred losses over its entire history. These losses raise substantial doubt about the Company's ability to continue operating. Survival of the Company depends on obtaining additional financing and achieving profitable operations. There is no assurance that the Company will raise sufficient capital or achieve profitability.

The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-19

SKYWOLF WIND TURBINE CORP.

Notes to Financial Statements

December 31, 2016 and 2015

Note 4 – Inventory:

Inventory consists of the following at December 31, 2016 and 2015:

	2016	2015

Parts	$109,122	$182,986
Inventory reserve	-	(76,201)
Inventory, net	$109,122	$106,785

As of December 31, 2016 an inventory reserve is not recorded because a full physical inventory was taken as of December 31, 2016 and only usable inventory was valued at cost.

Note 5 – Property and Equipment:

Property and equipment consists of the following:

	2016	2015

Software	$1,795	$1,795
Equipment	32,622	32,622
	34,417	34,417
Accumulated depreciation	(11,717)	(4,595)
	$22,700	$29,822

Depreciation expense for the years ended 2016 and 2015 was $7,123 and $4,595, respectively, and is included in other general and administrative expenses on the statements of operations.

Note 6 – Shareholder Loan:

Unsecured loan balances on open account from the founder and major shareholder at December 31, 2016 and 2015 were $446,000 and $176,000, respectively. Loan repayments, were $20,000 for 2016. Additional loans to the Company during 2016 were $290,000 for working capital. The loans are non-interest bearing and have no repayment terms.

Note 7 – Loan Payable:

On September 16, 2016 the Company obtained a $66,100 term loan payable from a financing company. The loan’s interest rate is 28.70% and will be paid on weekly installments of $820. The loan payback period is 24 months of which $30,831 is due within the next twelve months. The loan will be paid in full by September of 2018. The loan also includes a remaining loan premium of $14,694 which represents interest that is due on the loan and must be paid in full. Interest expense for the years ended 2016 and 2015 amounted to $4,476 and $0, respectively, which is included in other general and administrative expenses on the statements of operations.

F-20

 SKYWOLF WIND TURBINE CORP.

Notes to Financial Statements

December 31, 2016 and 2015

Note 7 – Loan Payable (continued):

A prepayment penalty of 2.5% of the originated loan amount will be assessed during the first half of the loan term (the “Prepayment Penalty Period”). Upon expiration of the Prepayment Penalty Period, prepayment can occur without penalty. The Company granted a security interest to the financing company according to the Business Loan Agreement dated September 15, 2016.

Note 8– Stockholders’ Equity (Deficit):

In 2015, the Company issued 5,289,500 shares of common stock and received $526,750 in proceeds. In addition, 789,150 shares were issued to key employees, consultants and agents of the Company in exchange for $55,500.

In 2016, the Company has not issued any shares of common stock.

Note 9 – Commitments and Contingencies:

The lease for the Company's facility in Geneseo, NY is month to month. The lease amount is $1,500 per month.

Note 10 – Income Taxes:

Following is a summary of the components giving rise to the income tax benefits for the periods ended December 31:

	2016	2015

Current	$205,608	$288,076
Less increase in valuation allowance	(205,608)	(288,076)
Net income tax benefit	$-	$-

F-21

SKYWOLF WIND TURBINE CORP.

Notes to Financial Statements

December 31, 2016 and 2015

Note 10 – Income Taxes (Continued):

Individual components of the deferred tax asset are as follows at December 31:

	2016	2015

Tax return net operating loss (NOL) carryforward benefits	$931,730	$725,998
Deferred NOL carryforward benefits due to timing differences	11,597	(81,660)
Tax credit carryforward	35,727	35,727
Total deferred tax asset	979,054	680,065
Less valuation allowance	(979,054)	(680,065)
Net deferred tax asset	$-	$-

The Company has $2,390,660 in tax return net operating loss carryforwards (NOLs), including an $1,610 contribution carryover, available to reduce future taxable income. These NOLs expire between 2032 and 2035. Additional deferred tax NOL benefits relate to timing differences for depreciation of fixed assets. Due to uncertainty regarding the Company's ability to generate sufficient taxable income in the future to utilize the NOLs before they expire, the Company recorded a valuation allowance to offset the entire deferred tax asset.

The differences between the United States statutory federal income tax rate and the effective income tax rate in the accompanying statement of operations are as follows:

	2016	2015

Tax benefit at statutory United States tax rate	$174,080	$230,843
State income tax credit, net of federal benefit	31,651	46,169
Federal research and development credit	-	13,087
Temporary timing differences	(123)	(2,022)
Increase in tax benefit valuation allowance	$205,608	$288,077
Effective tax benefit rate (%)	39%	39%

The Company files federal and New York State corporate income tax returns.

The Company recognizes interest and penalties assessed on its tax returns in general and administrative expense.

Internal Revenue Code Section 382 imposes limitations on the availability of a company's net operating losses and other corporate tax attributes as ownership changes occur. A full valuation allowance has been established for the deferred tax asset related to the carryforward tax benefits.

F-22

SKYWOLF WIND TURBINE CORP.

Notes to Financial Statements

December 31, 2016 and 2015

Accordingly, any limitation resulting from Section 382 application is not expected to have a material effect on the Company's financial statements.

Note 11 – Earnings Per Share:

	2016	2015

Fully diluted earnings (loss) per share were:
Net loss	$471,943	$711,872
Weighted average number of common shares	72,192,500	72,192,500

Note 12 – Related Party

In 2016 and 2015 the Company advanced an affiliate $10,746 and $15,824, respectively, for operating expenses. The affiliate has been dissolved as of September 30, 2016. The advance of $ 26,570 was written off and included in other general and administrative expenses on the statements of operation during the year ended December 31, 2016.

In addition, the Company has a vendor that it contracts business with who is related to the majority shareholder. The vendor is also a shareholder of the Company. For the year ending December 31, 2016 and 2015, this vendor was paid $15,680 and $41,126 respectively, for contractor services.

Note 13 – Subsequent Events

In the first quarter of 2017, the Company sold 2,997,750 shares of common stock in exchange for $266,250.

In the second quarter of 2017, the Company issued 250,000 shares of common stock, valued at $25,000, to two shareholders pursuant to an agreement with Tiber Creek Corporation.

In the second quarter of 2017, the Company issued 337,500 shares of common stock in exchange for $28,000.

Subsequent events have been evaluated through the date the financial statements issuance on the auditor’s opinion.

End of notes to financial statements

F-23

PROSPECTUS

SKYWOLF TURBINES CORPORATION

156 Court Street

Geneseo, NY 14454

(585) 447-9135

1,500,000 shares of common stock

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 2017, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

____________________, 2017

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PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$347.70
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$40,950
Legal fees and expense	$100,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$141,297.70

All amounts are estimates other than the Commission’s registration fee and legal fees and expenses. The Company is paying all expenses of the offering listed above.

Item 14. Indemnification of Directors and Officers.

The Company's certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person's position with the Company. The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities.

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

In 2014 the Company issued 4,960,350 shares of common stock to 67 shareholders and received $468,800 in proceeds. These shares were issued in reliance upon the exemption from registration under Rule 504 of Regulation D and Section 4(a)(2) of the Securities Act.

In 2015, the Company issued 6,098,650 shares of common stock to 110 shareholders and received $530,750 in proceeds. These shares were issued in reliance upon the exemption from registration under Rule 504 of Regulation D and Section 4(a)(2) of the Securities Act.

In May 2017, the Company issued 250,000 shares of common stock, valued at $25,000, to two shareholders pursuant to an agreement with Tiber Creek Corporation. These shares were issued in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act.

In 2017, the Company issued 3,335,250 shares of common stock to 57 shareholders and received $294,250 in proceeds. These shares were issued in reliance upon the exemption from registration under Rule 504 of Regulation D and Section 4(a)(2) of the Securities Act.

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Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon one of the following exemptions:

(a) The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, ("Securities Act"), based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an "Investor") confirmed to the Company that it or he is a sophisticated investor and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

(b) The shares of Common Stock referenced herein were issued pursuant to and in accordance with Rule 903 of Regulation S of the Act. No commissions were paid in connection with the completion of this offering, except as noted above. We completed the offering of the shares pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the shares was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. Each investor represented to us that the investor was not a "U.S. person", as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The agreement executed between us and each investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. Each investor agreed by execution of the agreement for the shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All certificates representing the shares were or upon issuance will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

(c) The shares of common stock referenced herein were issued pursuant to and in accordance with Regulation D Rule 506 and Section 4(a)(2) of the Securities Act. We made this determination in part based on the representations of Investors, which included, in pertinent part, that such Investors were an “accredited investor” as defined in Rule 501(a) under the Securities Act, and upon such further representations from the Investors that (a) the Investor is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the Investor agrees not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the Investor either alone or together with its representatives has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, and (d) the Investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment.  Our determination is made based further upon our action of (a) making written disclosure to each Investor prior to the closing of sale that the securities have not been registered under the Securities Act and therefore cannot be resold unless they are registered or unless an exemption from registration is available, (b) making written descriptions of the securities being offered, the use of the proceeds from the offering and any material changes in the Company’s affairs that are not disclosed in the documents furnished, and (c) placement of a legend on the certificate that evidences the securities stating that the securities have not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the securities, and upon such inaction of  the Company of any general solicitation or advertising for securities herein issued in reliance upon Regulation D Rule 506 and Section 4(a)(2) of the Securities Act.

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(d) The shares of common stock referenced herein were issued pursuant to and in accordance with Regulation D Rule 504 and Section 4(a)(2) of the Securities Act. We made this determination in part based on the fact that, at the time of each sale of stock, the Company was not a blank check company, did not have to file reports under the Securities Exchange Act of 1934 and sales of our stock under this exemption did not exceed $1,000,000 of our securities in any 12-month period. Our determination is made based further upon our action of (a) making written disclosure to each Investor prior to the closing of sale that the securities have not been registered under the Securities Act and therefore cannot be resold unless they are registered or unless an exemption from registration is available, (b) making written descriptions of the securities being offered, the use of the proceeds from the offering and any material changes in the Company’s affairs that are not disclosed in the documents furnished, and (c) placement of a legend on the certificate that evidences the securities stating that the securities have not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the securities, and upon such inaction of the Company of any general solicitation or advertising for securities herein issued in reliance upon Regulation D Rule 504 and Section 4(a)(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Exhibit
3.1	Certificate of Incorporation (filed as an Exhibit to Form S-1, filed on May 15, 2017)
3.2	Bylaws (filed as an Exhibit to Form S-1, filed on May 15, 2017)
5.1*	Opinion of Counsel on legality of securities being registered
10.1	Memorandum of Understanding with Ferchale Trading SAC (filed as an Exhibit to Form S-1, filed on May 15, 2017)
23.1**	Consent of Accountants
23.2*	Consent of Attorney (as part of Exhibit 5.1)

* To be filed.

** Filed herewith.

Item 17. Undertakings.

Undertaking Required by Item 512 of Regulation S-K.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which it offers or sells securities are being made, a post-effective amendment to this Registration Statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this rule do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is not part of the registration statement.

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Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to item 1100(c) of Regulation AB.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) For determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(4) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

If the registrant is relying on Rule 430B:

(i) Each prospectus filed by the registrant pursuant to 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

If the registrant is relying on Rule 430A:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Geneseo, New York on June 23, 2017.

SKYWOLF WIND TURBINE CORPORATION

/s/ Gerald Brock
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ Gerald Brock
Title:	President (Principal Executive Officer)

By:	/s/ Amy Brock
Title:	Treasurer (Principal Financial Officer)

By:	/s/ Amy Brock
Title:	Treasurer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, constituting all of the members of the board of directors, in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Gerald Brock	Director	June 23, 2017
Gerald Brock

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